Exhibit 2.2

CONFORMED COPY

Dated 7th November, 2006

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€7,500,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

AMENDED AND RESTATED PROGRAMME AGREEMENT

ALLEN & OVERY

London

Appendices

A.	Initial Documentation Lists	30
	Part I - Initial Documentation Lists	30
	Part II - Initial Documentation Lists	32
B.	Selling Restrictions	33
C.	Part I - Form of Dealer Accession Letter - Programme	42
	Part II - Form of Confirmation Letter - Programme	44
	Part III - Form of Dealer Accession Letter - Note Issue	45
	Part IV - Form of Confirmation Letter - Note Issue	47
D.	Letter regarding Increase in the Nominal Amount of the Programme	48
E.	Forms of Subscription Agreement	49
	Part I - Portugal Telecom International Finance B.V.	49
	Part II - Purchase Agreement	54
F.	Form of Effectuation Authorisation	64
G.	Issuer-ICSD Agreement	65
Signatories		69

AMENDED AND RESTATED PROGRAMME AGREEMENT

in respect of a

€7,500,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 7th November, 2006 BETWEEN:

(1)           PORTUGAL TELECOM, SGPS, S.A., (“PT”);

(2)           PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. (the “Issuer”);

(3)           PT COMUNICAÇÕES, S.A. (“PTC”);

(4)           BANCO BILBAO VIZCAYA ARGENTARIA, S.A.;

BANCO BPI, S.A.;

BANCO ESPÍRITO SANTO DE INVESTIMENTO, S.A.;

BARCLAYS BANK PLC;

BANCO MILLENNIUM BCP INVESTIMENTO, S.A.;

BNP PARIBAS;

CAIXA GERAL DE DEPÓSITOS, S.A.;

CALYON;

CITIGROUP GLOBAL MARKETS LIMITED;

DEUTSCHE BANK AG, LONDON BRANCH;

GOLDMAN SACHS INTERNATIONAL;

MERRILL LYNCH INTERNATIONAL;

MORGAN STANLEY & CO INTERNATIONAL LIMITED; and

UBS LIMITED

(the “Initial Dealers”).

WHEREAS:

(A)          The Issuer, PT, PTC and certain Dealers entered into a programme agreement dated 29th April, 2003 in respect of a €5,000,000,000 Global Medium Term Note Programme (the “Principal Programme Agreement”).

(B)           The parties hereto have agreed to make certain modifications to the Principal Programme Agreement and to increase the size of the Programme from €5,000,000,000 to €7,500,000,000.

(C)           This Agreement amends and restates the Principal Programme Agreement. Any Notes issued under the Programme on or after the date hereof should be issued pursuant to this Agreement. This Agreement does not effect any Notes issued under the Programme prior to the date hereof.

IT IS HEREBY AGREED as follows:

1.             Definitions and Interpretation

(1)           For the purposes of this Agreement, except where the context requires otherwise:

“affiliate” (unless otherwise stated) has the meaning ascribed to such term by Rule 405 under the Securities Act;

“Agency Agreement” means the amended and restated agreement of even date herewith between the Issuer, PT, PTC, the Trustee, the Principal Paying Agent, the Registrar, the Exchange Agent and the other Paying Agents referred to therein under which, amongst other things, the Principal Paying Agent is appointed as issuing agent, principal paying agent and agent bank for the purposes of the Programme;

“Agreement Date” means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in clause 2 which, in the case of Notes issued on a syndicated basis or otherwise in relation to which a Subscription Agreement is entered into, shall be the date upon which the relevant Subscription Agreement is signed by or on behalf of all the parties thereto;

“Agreements” means each of this Programme Agreement, the Agency Agreement, the Trust Deed, the Keep Well Agreements and the Deed Poll;

“Arranger” means Merrill Lynch International and any entity appointed as an arranger for the Programme or in respect of any particular issue of Notes under the Programme and references in this Agreement to the “Arranger” shall be references to the relevant Arranger;

“Bearer Notes” means those Notes which are issued in bearer form;

“CGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Bank” means the closing bank as agreed between, as the case may be, the Issuer, the Registrar, the Principal Paying Agent and the relevant Dealer or, as the case may be, the Lead Manager to which the relevant Dealer or, as the case may be, the Lead Manager shall pay the net purchase moneys for an issue of Registered Notes;

“Confirmation Letter” means:

(a)           in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Confirmation Letter substantially in the form set out in Part II of Appendix C hereto; and

(b)           in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Confirmation Letter substantially in the form set out in Part IV of Appendix C hereto;

“Dealer” means each of the Initial Dealers and any New Dealer and excludes any entity whose appointment has been terminated pursuant to clause 10, and references in this

Agreement to the “relevant Dealer” shall, in relation to any Note, be references to the Dealer or Dealers with whom the Issuer has agreed the issue and purchase of such Note;

“Dealer Accession Letter” means:

(a)           in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Dealer Accession Letter substantially in the form set out in Part I of Appendix C hereto; and

(b)           in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Dealer Accession Letter substantially in the form set out in Part III of Appendix C hereto;

“Deed Poll” means the deed poll dated 7th November, 2006, substantially in the form set out in Schedule 3 to the Agency Agreement, executed as a deed by the Issuer in favour of the holders of the Rule 144A Notes or any beneficial interest therein or any prospective purchasers thereof designated by any such holder or beneficial owner;

“DTC” means The Depository Trust Company;

“EUR”, “EURO”, “euro” and “€” mean the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union, the Treaty of Amsterdam and as further amended from time to time;

“Euroclear” means Euroclear Bank S.A./N.V. or any successor and permitted assigns;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Terms” means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annex 3 to the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

“Financial Services Authority” means the Financial Services Authority in its capacity as the competent listing authority for the purposes of the FSMA in the United Kingdom;

“FSMA” means the Financial Services and Markets Act 2000;

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time);

“Initial Documentation Lists” means the lists of documents sets out in Part I and Part II of Appendix A to this Agreement;

“Investment Company Act” means the United States Investment Company Act of 1940 as amended;

“Keep Well Agreements” means the agreement dated 7th November, 2006 between PT and the Issuer and the agreement dated 7th November, 2006 between PTC and the Issuer respectively (each agreement as amended and/or supplemented and/or restated from time to time, a “Keep Well Agreement”) whereby each Keep Well Provider has undertaken certain obligations in favour of the Issuer as more particularly described in the Offering Circular;

“Keep Well Providers” means PT and PTC (each a “Keep Well Provider”);

“Lead Manager” means, in relation to any Tranche of Notes, the person named as the Lead Manager in the applicable Subscription Agreement;

“London Stock Exchange” means the London Stock Exchange plc or such other body to which its functions have been transferred;

“Moody's” means Moody's Investors Service Limited;

“New Dealer” means any entity appointed as an additional Dealer in accordance with clause 11;

“NGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate is a New Global Note;

“Note” means a Note issued or to be issued by the Issuer pursuant to this Agreement, which Note may be represented by a Global Note or be in definitive form and which may be in either bearer or registered form including, if in bearer form, any receipts, coupons or talons relating thereto;

“Offering Circular” means the Offering Circular prepared in connection with the Programme and constituting a base prospectus for the purposes of Article 5.4 of the Prospectus Directive as revised, supplemented or amended from time to time by the Issuer, PT and PTC in accordance with subclause 5.(2) including any documents which are from time to time incorporated in the Offering Circular by reference, except that:

(a)           in relation to each Tranche of Notes only the applicable Final Terms shall be deemed to be included in the Offering Circular; and

(b)           for the purpose of subclause 4.(2) in respect of the Agreement Date and the Issue Date, the Offering Circular means the Offering Circular as at the Agreement Date, but without prejudice to (a) above not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

“Official List” has the meaning given to that term thereto in Section 103 of the FSMA;

“Principal Paying Agent” means Citibank, N.A. as Principal Paying Agent under the Agency Agreement and any successor principal paying agent appointed in accordance with the Agency Agreement;

“Procedures Memorandum” means the Operating & Administrative Procedures Memorandum as amended or varied from time to time (in respect of any Tranche) by agreement between the Issuer and the relevant Dealer or Lead Manager with the approval in writing of the Principal Paying Agent or, if applicable, the Registrar;

“Programme” means the Global Medium Term Note Programme the subject of this Agreement;

“Prospectus Directive” means Directive 2003/71/EC;

“Prospectus Regulation” means Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive;

“Prospectus Rules” means, in the case of Notes which are to be listed on the London Stock Exchange, the prospectus rules made under the FSMA;

“PT Group” means PT and its Subsidiaries, taken as a whole;

“QIB” means a qualified institutional buyer as defined in Rule 144A;

“Registered Notes” means Notes which are issued in registered form;

“Registrar” means Citibank, N.A. as Registrar under the Agency Agreement, which expression shall include any successor or additional registrar appointed in accordance with the Agency Agreement;

“Regulation S Notes” means Registered Notes which are sold outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act;

“Relevant Party” means each Dealer, each of its affiliates and each person who controls that Dealer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their directors, officers, employees and agents;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Notes” means Registered Notes which are either beneficially owned by a QIB or where the prospective purchaser is a QIB (or a person purchasing on behalf of a QIB) purchasing in reliance on Rule 144A;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Standard & Poor's” means Standard & Poor's Rating Services, a division of the McGraw Hill Companies Inc.;

“Stock Exchange” means the London Stock Exchange or, any other stock exchange(s) within the European Economic Area on which any Notes may from time to time be listed or admitted to trading, and references in this Agreement to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the stock exchange or stock exchanges on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

“Subscription Agreement” means an agreement (by whatever name called) in or substantially in the form set out in Appendix E hereto or in such other form as may be agreed between the Issuer, PT, PTC and the Lead Manager which agreement shall be supplemental to this Agreement;

“Trust Deed” means the Trust Deed dated 17th December, 1998 between the Issuer, PT and the Trustee as supplemented by a First Supplemental Trust Deed dated 19th September, 2000, a Second Supplemental Trust Deed dated 20th December, 2000, a Third Supplemental Trust Deed dated 4th February, 2002, a Fourth Supplemental Trust Deed dated 29th April, 2003 and a Fifth Supplemental Trust Deed dated 7th November, 2006 between the Issuer, PT, PTC and the Trustee pursuant to which Notes will, on issue, be constituted and which sets out the terms and conditions upon and subject to which the Trustee has agreed to act as trustee and any trust deed or other document executed by the Issuer, PT, PTC and the Trustee in accordance with the provisions thereof and expressed to be supplemental thereto; and

“Trustee” means Citicorp Trustee Company Limited and shall, whenever the context so admits, include such company and/or any other trustee or trustees for the time being for the holders of the Notes under the Trust Deed.

(2)           Terms and expressions defined in the Trust Deed, the Agency Agreement, the Conditions and/or the applicable Final Terms and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

(3)           In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

(4)           All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.

(5)           All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Trust Deed, the Agency Agreement, the Keep Well Agreements, the Deed Poll, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented, replaced or novated from time to time including, but without prejudice to the generality of the foregoing, this Agreement as supplemented by any Subscription Agreement.

(6)           Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

(7)           All references in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Trustee, the Principal Paying Agent and, as applicable, the Registrar.

(8)           References in this Agreement to “consolidated” in relation to the Issuer, PT or PTC shall, if each of them prepares both consolidated accounts and non-consolidated accounts in accordance with IFRS/generally accepted accounting principles be construed as references to “consolidated and non-consolidated”; and

(9)           References in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

(10)         As used herein, in relation to any Notes which are to have a “listing” or be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, and “listing” and “listed” shall be construed to mean that the Notes have been listed and admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

2.             Agreements to Issue and Purchase Notes

(1)           Subject to the terms and conditions of this Agreement, the Issuer may from time to time agree with any Dealer to issue, and any Dealer may agree to purchase, Notes.

(2)           Unless otherwise agreed between the parties, on each occasion upon which the Issuer and any Dealer agree on the terms of the issue by the Issuer and purchase by such Dealer of one or more Notes:

(a)           the Issuer shall cause such Notes which in the case of Bearer Notes, shall be initially represented by a Temporary Bearer Global Note or a Permanent Bearer Global Note, and, in the case of Registered Notes, shall be initially represented by a Regulation S Global Note or a Rule 144A Global Note as indicated in the applicable Final Terms, to be issued and delivered:

(i)            in the case of a Temporary Bearer Global Note or a Permanent Bearer Global Note that is a CGN to a common depositary or if it is a NGN to a common safekeeper in each case for Euroclear and Clearstream, Luxembourg; and

(ii)           in the case of a Regulation S Global Note or a Rule 144A Global Note, to a custodian for DTC (in the case of a Regulation S Global Note prior to the expiry of the Distribution Compliance Period, for the account of Euroclear or Clearstream, Luxembourg);

(b)           the securities account of the relevant Dealer with Euroclear and/or Clearstream, Luxembourg and/or DTC (as specified by the relevant Dealer) will be credited with such Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

(c)           the relevant Dealer or, as the case may be, the Lead Manager shall, subject to such Notes being so credited, cause the net purchase moneys for such Notes to be paid in the relevant currency by transfer of funds to the designated account of the Agent or (in the case of syndicated issues) the designated account of:

(i)            in the case of Bearer Notes, the Principal Paying Agent or (in the case of syndicated issues) the designated account of the Issuer with Euroclear and/or Clearstream, Luxembourg; or

(ii)           in the case of Registered Notes, the Closing Bank,

so that such payment is credited to such account for value on such Issue Date, as described in the Procedures Memorandum.

(3)           Unless otherwise agreed between the Issuer and the relevant Dealer, where more than one Dealer has agreed with the Issuer to purchase a particular Tranche of Notes pursuant to this clause, the obligations of such Dealers so to purchase the Notes shall be several and not joint in relation to the purchase of Rule 144A Notes and joint and several in any other event.

(4)           Where the Issuer agrees with two or more Dealers to issue, and such Dealers agree to purchase, Notes on a syndicated basis, the Issuer, PT and PTC shall enter into a Subscription Agreement with such Dealers. The Issuer, PT and PTC may also enter into a Subscription Agreement with one Dealer only. For the avoidance of doubt, the Agreement Date in respect of such issue shall be the date on which the Subscription Agreement is signed on behalf of all parties thereto.

(5)           The procedures which the parties intend should apply for the purposes of issues not to be subscribed pursuant to a Subscription Agreement are set out in Annexe A, Part 1A (in the case of Bearer Notes) and Part 1B (in the case of Registered Notes) of the Procedures Memorandum. The procedures which the parties intend should apply for the purposes of  issues to be subscribed pursuant to a Subscription Agreement are set out in Annexe A, Part 2A (in the case of Bearer Notes) and Part 2B (in the case of Registered Notes) of the Procedures Memorandum.

(6)           Each of the Issuer and the Dealers acknowledges that any issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply may only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time.

(7)           Each Dealer acknowledges that the Issuer may, subject to compliance with applicable laws or selling restrictions, sell Notes issued under the Programme to any institution which has become a Dealer pursuant to clause 11.

3.             Conditions of Issue; updating of Legal Opinions

(1)           First issue

Before the Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes, each Dealer shall have received, and found satisfactory (in its reasonable opinion), all of the documents and confirmations described in Part I of the Initial Documentation Lists. Any Dealer must notify the Arranger and the Issuer within five London business days of receipt of the documents and confirmations described in Part I of the Initial Documentation Lists if it considers any such document or confirmation to be unsatisfactory in its reasonable opinion and, in the absence of such notification, such Dealer shall be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

(2)           Each issue

The obligations of a Dealer under any agreement for the issue and purchase of Notes made pursuant to clause 2 are conditional upon:

(a)           there having not occurred between the Agreement Date and Issue Date (both dates inclusive) any event making untrue or incorrect to an extent which is material in the context of the issue and offering of the Notes any of the warranties contained in clause 4 (save as expressly disclosed in writing to and acknowledged for the purposes of the issue of Notes in writing by such Dealer);

(b)           there being no outstanding breach of any of the obligations of any of the Issuer, PT and PTC under this Agreement, the Trust Deed, the Agency Agreement, the Keep Well Agreements, the Deed Poll  or any Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date and which is material in the context of the issue and offering of the Notes;

(c)           subject to clause 12, the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (determined as provided in subclause (5)) of the aggregate nominal amount) of the Notes to be issued, when added to the aggregate nominal amount (or, in the case of Notes denominated in a currency other than euro, the euro equivalent (determined as aforesaid) of the aggregate nominal amount) of all Notes outstanding (as defined in the Trust Deed) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on such Issue Date) not exceeding €7,500,000,000;

(d)           in the case of Notes which are intended to be listed, the relevant authority or authorities having agreed to list such Notes, subject only to the issue of the relevant Notes;

(e)           there having been, between the Agreement Date and the Issue Date for such Notes, in the opinion of the relevant Dealer (after consultation with the Issuer, if practicable), no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the opinion of the relevant Dealer, be likely to prejudice materially the sale by such Dealer of the Notes proposed to be issued;

(f)            there being in full force and effect all governmental or regulatory resolutions, approvals or consents required for the Issuer to issue the Notes and for PT and PTC to fulfil their obligations under the Keep Well Agreements and the Issuer, PT and PTC having delivered to the relevant Dealer (and, to the extent not previously delivered, to the Arranger) certified copies of such resolutions, approvals or consents and, where applicable, certified English translations thereof;

(g)           except only in relation to an issue made pursuant to a Subscription Agreement where none of the Notes of such Series are to be sold pursuant to Rule 144A, there having been, between the Agreement Date and the Issue Date, no downgrading in the rating of any of the Issuer's and PT's debt by Standard & Poor's or Moody's or the placing on “Creditwatch” with negative implications or similar publication of formal review by the relevant rating agency;

(h)           the forms of the Final Terms, the applicable Global Notes, Notes in definitive form and Receipts, Coupons or Talons (each as applicable) in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer, the relevant Dealer, the Trustee and the Principal Paying Agent and, if applicable, the Registrar;

(i)            the relevant currency being accepted for settlement by Euroclear and Clearstream, Luxembourg and, where relevant, DTC;

(j)            in the case of Notes being sold pursuant to and in reliance on Rule 144A, the Notes being eligible for clearance and settlement through DTC;

(k)           the delivery to the Registrar as custodian of the Regulation S Global Note and/or the Rule 144A Global Note representing the relevant Registered Notes and/or the delivery to the common depositary of the Temporary Bearer Global Note and/or the Permanent Bearer Global Note representing the relevant Bearer Notes, in each case as provided in the Trust Deed;

(l)            any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

(m)          in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require, or but for the fact that the denomination of the Notes is €50,000 (or its equivalent in any other currency) would require, the publication of a prospectus under the Prospectus Directive:

(i)            the denomination of the Notes being €50,000 (or its equivalent in any other currency) or more; and

(ii)           either (A) there being no significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes which are intended to be listed or (B) if there is such a significant new factor, material mistake or inaccuracy, a supplement to the Offering Circular having been published in accordance with the Prospectus Directive pursuant to Clause 5.2;

(n)           in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange (other than the London Stock Exchange) or offered to the public in a European Economic Area Member State (other than the United Kingdom) in circumstances which require the publication of a prospectus under the Prospectus Directive, the competent authority of each relevant European Economic Area Member State having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied and, if required pursuant to Article 19(4) of the Prospectus Directive, a summary having been drawn up;

(o)           the receipt of any comfort letter by such Dealer if so required in accordance with and pursuant to clause 5(8); and

(p)           the receipt of any legal opinion by such Dealer if so required in accordance with and pursuant to clause 3(5).

In the event that any of the foregoing conditions is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(3)           In addition to the conditions precedent set out in clauses 3(1) and 3(2) above, if so required by the relevant Dealer, the obligations of the relevant Dealer under any agreement for the issue and purchase of Notes made pursuant to clause 2, some or all of which are being sold to QIBs in reliance upon Rule 144A under the Securities Act will be conditional upon the execution and delivery to the relevant dealer of a subscription agreement substantially in the form of Part II to Appendix E to this Agreement and the delivery to the relevant Dealer of such legal opinions (including 10b-5 opinions from United States counsel, if specifically required by the relevant Dealer), comfort letters, officers' certificates and other documents as the relevant Dealer and counsel to the relevant Dealer may reasonably require in rendering its legal opinion.

In the event that the foregoing condition is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(4)           Waiver

Any Dealer, on behalf of itself only, or, in the case of an issue of Notes on a syndicated basis, the Lead Manager on behalf of the relevant Dealers may by notice in writing to the Issuer, PT and PTC waive any of the conditions precedent contained in subclause (2) (save for the condition precedent contained in subclause (2)(c), (m) and (n)) in so far as they relate to an issue of Notes to that Dealer.

(5)           Updating of legal opinions

Before the first issue of Notes occurring after each anniversary of the date of this Agreement, the Issuer, PT and PTC will procure that further legal opinions, in such form and with such content as the Dealers may reasonably require, are delivered, at the expense of the Issuer, PT and PTC to the Dealers and the Trustee from legal advisers (approved by the Dealers) in Portugal, The Netherlands, England and the United States of America.

In addition, (i) in relation to Notes subscribed pursuant to a Subscription Agreement and (ii) on such other occasions as a Dealer so requests, (on the basis of reasonable grounds) the Issuer will procure that a further legal opinion or further legal opinions, as the case may be, in such form and with such content as the Dealers may reasonably require (having regard to the basis on which such opinion was required or requested), is or are delivered, at the expense of the Issuer, PT and PTC to the Dealers and the Trustee from legal advisers (approved by the Dealers) in Portugal, The Netherlands, England and/or the United States of America, as the case may be.

(6)           Determination of amounts outstanding

For the purposes of subclause (2)(c):

(a)           the euro equivalent of Notes denominated in another Specified Currency shall be determined, at the discretion of the Issuer, either as of the Agreement Date for such Notes or on the preceding day on which commercial banks and foreign exchange markets are open for business in London, in each case on the basis of the spot rate for the sale of the euro against the purchase of such Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the Issuer on the relevant day of calculation;

(b)           the euro equivalent of Dual Currency Notes, Index Linked Notes and Partly Paid Notes shall be calculated in the manner specified above by reference to the original nominal amount on issue of such Notes (in the case of Partly Paid Notes regardless of the amount of the subscription price paid); and

(c)           the euro equivalent of Zero Coupon Notes and other Notes issued at a discount or a premium shall be calculated in the manner specified above by reference to the net proceeds received by the Issuer for the relevant issue.

4.             Representations, Warranties and Undertakings

(1)           As at the date of this Agreement, the Issuer (with respect to itself), PT (with respect to itself and the Issuer) and PTC (with respect to itself and the Issuer) hereby represent, warrant and undertake to the Dealers and each of them as follows:

(a)           that the most recently published audited annual financial statements of the Issuer and the most recently published unaudited semi-annual financial statements of the Issuer, the most recently published audited consolidated annual financial statements of PT and the most recently published audited consolidated semi-annual financial statements of PT and the most recently published audited annual financial statements of PTC and the most recently published unaudited semi-annual financial statements of PTC were in each case prepared in accordance with the requirements of law and, in the case of the Issuer, with generally accepted accounting principles in The Netherlands, in the case of PT, with IFRS, and in the case of PTC, with generally accepted accounting principles in Portugal, consistently applied and that they give a true and fair view of (i) the financial condition of the Issuer, the consolidated financial condition of PT and the financial condition of PTC, as the case may be, as at the date to which they were prepared (the “relevant date”) and (ii) the results of operations of the Issuer, the consolidated results of operations of PT and the results of operations of PTC, as the case may be, for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), results of operations, prospects or business affairs of the Issuer, PT or PTC, as the case may be, since the date of the last audited accounts, except as disclosed in the Offering Circular;

(b)           that (i) the Offering Circular is true and accurate in all material respects and there are no other facts in relation thereto, the omission of which would in the context of the issue of the relevant Notes and/or the Programme, as the case may be, make any statement in the Offering Circular misleading in any material respect and (ii) the statements of intention, opinion, belief or expectation contained in the Offering Circular, were honest and reasonable at the date made and are, except to an extent that is not material in the context of the Programme or the issue of any Notes, honestly and reasonably held;

(c)           that the Offering Circular contains all the information required by section 87A of the FSMA and otherwise complies with  the Prospectus Rules and also contains all the information required by Dutch (in the case of the Issuer) and Portuguese (in the case of PT and PTC) law and regulations and otherwise complies with such law and regulations to the extent applicable to the Programme and has been published as required by the Prospectus Directive and the Prospectus Regulation;

(d)           that the Issuer has been duly incorporated, has no subsidiaries and is validly existing under Dutch law (and the laws of any other jurisdiction in which it carries on business) with full power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular and to execute and perform its obligations under the Agreements to which it is a party;

(e)           that PT and each of its consolidated subsidiaries has been duly incorporated and is validly existing under the law of its incorporation with full power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular and to execute and perform its obligations under the Agreements to which it is a party;

(f)            that creation, updating and increase in the size of the Programme, the issue of Notes and the execution and delivery of the Agreements to which it is a party by each of the Issuer, PT and PTC have been duly authorised by the Issuer, PT and PTC and, in the case of Notes, upon due execution, issue and delivery in accordance with the Trust Deed and the Agency Agreement, will constitute, and, in the case of the Agreements to which it is a party constitute, legal, valid and binding obligations of the Issuer, PT and PTC enforceable in accordance with their respective terms subject to applicable laws, in particular laws of bankruptcy and other laws and equitable principles affecting the rights of creditors generally;

(g)           that the execution and delivery of the Agreements to which it is a party, the issue, offering and distribution of Notes and the performance of the terms of any Notes and the Agreements to which it is a party will not infringe any law, regulation, order, rule, decree or statute applicable to the Issuer, PT or PTC to which their respective property may be subject and are not contrary to the provisions of the constitutional documents of the Issuer, PT or PTC and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which the Issuer, PT or PTC is a party or by which the Issuer, PT or PTC or their respective property is bound;

(h)           that no Event of Default or event which with the giving of notice or lapse of time or other condition would constitute an Event of Default is subsisting in relation to any outstanding Note and no event has occurred which would constitute (after an issue of Notes) an Event of Default thereunder or which with the giving of notice or lapse of time or other condition would (after an issue of Notes) constitute such an Event of Default;

(i)            that, except as disclosed in the Offering Circular or any amendment or supplement thereto, none of the Issuer, PT or PTC (i) except when it would, individually and in the aggregate, not reasonably be expected to have a material adverse effect on the ability of the Issuer to perform its obligations under the Notes or, in the case of the Issuer, PT and/or PTC, the Agreements, is in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time or other condition would constitute a default under any such instrument, agreement or order; or (ii) nor any member of the PT Group is involved in any legal or arbitration proceeding (including any proceedings which are pending or threatened of which PT is aware) which may be reasonably expected to have or have had in the 12 months preceding the date of making this representation, a significant effect on the financial position of the Issuer, PT, PTC or the PT Group save as disclosed in the Offering Circular; or (iii) has taken any action nor, to the best of their knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of the Issuer, PT or PTC;

(j)            that (except for any required notifications to or filings with the Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), the Dutch Central Bank and the Bank of England) no further consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority are required and no other actions or things (including, without limitation, the payment of any stamp or other similar tax or duty) are required to be taken, fulfilled or done by the Issuer, PT or PTC for the validity of (i) the execution, issue and offering of Notes under the Programme and compliance by the Issuer with the terms of any Notes issued under the Programme or (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party;

(k)           that all necessary corporate approvals and authorisations required by the Issuer, PT and PTC under Dutch and/or Portuguese law for or in connection with (i) the execution, issue and offering of Notes under the Programme and compliance by the Issuer with the terms of any Notes issued under the Programme and (ii) the execution and delivery of, and compliance with the terms of, the Agreements to which it is a party have been obtained and are in full force and effect;

(l)            that it is not necessary under the laws of The Netherlands or Portugal that any Noteholder, Dealer or Agent or the Trustee should be licensed, qualified or otherwise entitled to carry on business in The Netherlands or Portugal (i) to enable any of them to enforce their respective rights under the Notes or the Agreements or (ii) solely by reason of the execution, delivery or performance of the Agreements or the Notes, save to the extent of the qualifications mentioned in the legal opinion of legal advisers as to matters of Dutch law or Portuguese law, as the case may be, as referred to in Appendix A or clause 3, whichever has most recently been furnished;

(m)          that, except as set forth in the Offering Circular all payments of principal, premium (if any), interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of The Netherlands will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of The Netherlands or any political subdivision or any authority thereof or therein having the power to tax;

(n)           that all Notes will, upon issue, be direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding;

(o)           that in relation to each Tranche of Notes for which a Dealer is named as a Stabilising Manager in the applicable Final Terms, it has not issued and will not issue, without the prior consent of that Dealer, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes to be issued; and

(p)           that none of the Issuer, PT or PTC, any of their affiliates, nor any persons acting on any of their behalf (other than the Dealers or Arranger), has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes and each of the foregoing persons has complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act;

(2)           With regard to each issue of Rule 144A Notes as at the Agreement Date for such Rule 144A Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such representations, warranties and agreements) and as at the Issue Date of such Rule 144A Notes, the Issuer (with respect to itself), PTC (with respect to itself and the Issuer) and PT (with respect to itself and the Issuer), in addition to the representations and warranties contained in clause 4(1) above, shall be deemed to represent and warrant as follows:

(a)           that the Offering Circular does not include any untrue statement of a material fact nor does it omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(b)           that none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U or X of the Board of Governors of the United States Federal Reserve System;

(c)           that neither the Issuer, PTC, PT, any of their affiliates, nor any persons acting on any of their behalf (except Dealers) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, stabilisation in violation of applicable laws or manipulation of the price of any debt security of any of the Issuer, PT or PTC to facilitate the sale or resale of any Notes;

(d)           that the Notes have not been and will not be registered under the Securities Act and have not been registered or qualified under any state securities or “Blue Sky” laws of the states of the United States and, accordingly, each of the Issuer, PTC and PT acknowledges that the Notes may not be offered or sold within the United States except in accordance with Rule 144A, outside the United States except in accordance with Regulation S, or otherwise pursuant to an exemption from the registration requirements of the Securities Act;

(e)           that neither the Issuer, PTC, PT, any of their affiliates, nor any persons acting on any of their behalf (except Dealers) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of Notes in the United States;

(f)            that, as of its Issue Date, no Note will be, and no securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as such Note will be, (i) listed on a national securities exchange in the United States which is registered under

Section 6 of the Exchange Act or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the rules under the Exchange Act) in the United States;

(g)           that the Notes and the Agreements conform in all material respects to the descriptions of them contained in the Offering Circular and it is not necessary in connection with the Programme to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended;

(h)           that Notes issued by the Issuer will only be offered or sold by the Issuer, PTC or PT in the United States pursuant to private transactions to purchasers the Issuer, PTC or PT reasonably believe to be QIB's within the meaning of Rule 144A under the Securities Act in transactions that will meet the conditions for exemption from registration under such Rule 144A;

(i)            that each of the Issuer, PTC and PT is not now, nor will it be as a result of the sale of any of Notes as contemplated herein, an “investment company” registered or required to be registered under the Investment Company Act (as such terms are used in the Investment Company Act); and

(j)            that neither the Issuer, PTC, PT, any of its affiliates, nor any persons acting on any of its behalf (except Dealers) has made or will make offers or sales of any securities under circumstances that would require the registration of any of the Notes under the Securities Act.

(3)           With regard to each issue of Notes, each of the Issuer (as to itself), PT (as to itself and the Issuer) and PTC (as to itself and the Issuer) shall be deemed to repeat the representations, warranties and agreements contained in subclause (1) as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such representations, warranties and agreements) and as at the Issue Date of such Notes.

(4)           Each of the Issuer (as to itself), PT (as to itself and the Issuer) and PTC (as to itself and the Issuer) shall be deemed to repeat the representations, warranties and agreements contained in subclause (1) on each date on which the aggregate nominal amount of the Programme is increased in accordance with clause 12 and, in the case of Clauses 4(1)(a), (b) and (c) only on each date on which the Offering Circular is revised, supplemented or amended.

(5)           The representations, warranties and agreements contained in this clause shall, except where specifically agreed in writing in relation to any Series of Notes, continue in full force and effect notwithstanding the actual or constructive knowledge of any Dealer with respect to any of the matters referred to in the representations and warranties set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

5.             Undertakings of the Issuer, PT and PTC

(1)           Notification of material developments

(a)           Except to the extent precluded by applicable law, the Issuer, PT and PTC shall promptly after becoming aware of the occurrence thereof notify each Dealer of:

(i)            (A) any Event of Default or any condition, event or act which would after an issue of Notes (or would with the giving of notice and/or the lapse of time) constitute an Event of Default or (B) any breach of the representations and warranties or undertakings contained in the Agreements to which it is a party; and

(ii)           any development affecting any of the Issuer, PT or PTC or any of their respective businesses which is material in the context of the Programme or any issue of Notes or which would cause the Offering Circular to include any untrue statement or omission.

(b)           If, following the Agreement Date and before the Issue Date of the relevant Notes, the Issuer, PT or PTC becomes aware that the conditions specified in clause 3(2) will not be satisfied in relation to that issue, the Issuer, PT or PTC, as the case may be, shall forthwith notify the relevant Dealer to this effect giving full details thereof. In such circumstances, the relevant Dealer shall be entitled (but not bound) by notice to the Issuer, PT and PTC to be released and discharged from its obligations under the agreement reached under clause 2.

(c)           Without prejudice to the generality of the foregoing, the Issuer, PT and PTC shall from time to time promptly furnish to each Dealer, except to the extent precluded by applicable law, such information relating to the Issuer and PT as such Dealer may reasonably request.

(2)           Updating of Offering Circular

(a)           On or before each annual anniversary of the date of this Agreement, the Issuer, PT and PTC shall update or amend the Offering Circular (following consultation with the Arranger who will consult with the Dealers) by the publication of a supplement thereto or a new Offering Circular.

(b)           The Issuer, PT and PTC shall ensure that article 6 the Netherlands Decree on the Securities Market Supervision Act 1995 (Besluit toezicht effectenverkeer 1995) is complied with relating to those Notes in respect of which the Issuer and the relevant Dealer wish to rely on the “mutual recognition” provisions of Netherlands securities laws if after the date of the most recently published Offering Circular new relevant facts occur or become known.

(c)           Subject as set out in the proviso below, in the event of (i) a significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes arising or being noted, (ii) a change in the condition of the Issuer, PT or PTC which is material in the context of the Programme or the issue of any Notes or (iii) the Offering Circular otherwise coming to contain an untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading or if it is necessary at any time to amend the Offering Circular to comply with, or reflect changes in, the laws or regulations of The Netherlands or Portugal or any other relevant jurisdiction the Issuer, PT and PTC shall update or amend the Offering Circular (following consultation with the Dealers and the relevant Dealer (if any)) by the publication in accordance with Article 16 of the Prospectus Directive of a supplement to it or a new Offering Circular, in each case in a form approved by the Dealers provided that the Issuer, PT and PTC undertakes that in the period from and including an Agreement Date to and including the related Issue Date of the new Notes, it will only prepare and publish a supplement to, or replacement of, the Offering Circular if it is required, or has reasonable grounds to believe that it is required, to do so in order to comply with Section 87G of the FSMA and, in such circumstances, such supplement to, or replacement of, the Offering Circular shall, solely as between the Issuer, PT and PTC and the relevant Dealer and solely for the purposes of Section 87Q(4) of the FSMA and clause 3.2(a), be deemed to have been prepared and published so as to comply with the requirements of Section 87G of the FSMA.

(d)           Upon any supplement or replacement Offering Circular being prepared and published as provided above the Issuer, PT and PTC shall promptly without cost to the Dealers supply to each Dealer such number of copies of such supplement or replacement Offering Circular as each Dealer may reasonably request. Until a Dealer receives such supplement or replacement Offering Circular, as the case may be, the definition of Offering Circular in subclause 1(1) shall, in relation to such Dealer, mean the Offering Circular prior to the publication of such supplement or replacement Offering Circular, as the case may be.

(3)           Listing

Each of the Issuer, PT and PTC:

(a)           in the case of Notes which are intended to be listed on the London Stock Exchange confirms that it has made or caused to be made an application for the Programme to be listed on the London Stock Exchange; and

(b)           in the case of Notes which are intended to be listed on the London Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require the publication of a prospectus under the Prospectus Directive confirms that the Offering Circular has been approved as a base prospectus by the FSA and that it and the applicable Final Terms have been published in accordance with the Prospectus Directive.

If in relation to any issue of Notes, it is agreed between the Issuer and the relevant Dealer or the Lead Manager, as the case may be, to list such Notes on a Stock Exchange, each of the Issuer, PT and PTC undertakes to use its reasonable endeavours to obtain and maintain the listing of such Notes on such Stock Exchange. If any Notes cease to be listed on the relevant Stock Exchange, each of the Issuer, PT and and PTC shall use reasonable endeavours promptly to list such Notes on a stock exchange to be agreed between the Issuer and the relevant Dealer or, as the case may be, the Lead Manager. For the avoidance of doubt, where the Issuer, PT and PTC have obtained the listing of Notes on a regulated market in the European Economic Area, the undertaking extends to maintaining that listing or, if this is impracticable or unduly burdensome, to use all reasonable endeavours to obtain a listing of the relevant Notes on another European Economic Area regulated market.

Each of the Issuer, PT and PTC shall comply with the rules of each relevant Stock Exchange (or any other relevant authority or authorities) and shall otherwise comply with any undertakings given by it from time to time to the relevant Stock Exchange (or any other relevant authority or authorities) in connection with any Notes listed on such Stock Exchange or the listing thereof and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange (or any other relevant authority or authorities) all such information as the relevant Stock Exchange (or any other relevant authority or authorities) may require in connection with the listing on such Stock Exchange of any Notes.

(4)           The Agreements

Each of the Issuer, PT and PTC undertakes that it will not:

(a)           except with the consent of the Dealers, terminate any of the Agreements to which it is a party or effect or permit to become effective any amendment to any such Agreement which, in the case of an amendment, would or might have a material adverse affect on the interests of any Dealer or of any holder of Notes issued before the date of such amendment; or

(b)           except in consultation with the Arranger, appoint a different Trustee under the Trust Deed,

and the Issuer, PT and PTC will promptly notify each of the Dealers of any termination of, or amendment to, any of the Agreements to which it is a party and of any change in the Trustee under the Trust Deed and/or the Principal Paying Agent or Registrar under the Agency Agreement.

(5)           Lawful compliance

Each of the Issuer, PT and PTC will at all times ensure that all necessary action in The Netherlands or Portugal is taken and all necessary conditions imposed by Dutch or Portuguese law are fulfilled (including, without limitation, the obtaining and, where relevant, maintenance in full force and effect of all necessary permissions, consents or approvals of all relevant governmental authorities) so that it may lawfully comply with its obligations under all Notes, the Agreements to which it is a party and, further, so that it may comply with any applicable laws and regulations from time to time promulgated by any Dutch or Portuguese governmental or regulatory authorities relevant in the context of the issue of Notes.

(6)           U.S. covenants

Each of the Issuer, PT and PTC shall:

(a)           in relation to any Series of Notes to be accepted into the book-entry system of DTC, co-operate with the relevant Dealer or, as the case may be, the Lead Manager and use its reasonable best efforts to permit the relevant Notes to be eligible for clearance and settlement through DTC;

(b)           promptly from time to time take such action as the relevant Dealer or, as the case may be, the Lead Manager may reasonably request in order to ensure the qualification of any Notes for offering and sale under the securities laws of such jurisdictions in the United States as such Dealer may reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Notes; provided that it will not be obliged to give any general consent for service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified;

(c)           not offer or sell Bearer Notes in the United States or its possessions or to United States persons (terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder);

(d)           not be or become, at any time an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; and

(e)           not, until the expiration of two years after the original issuance of any Notes, and will cause its affiliates not to, resell any Notes which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise that have been reacquired by any of them.

The Issuer shall, for so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, maintain the Deed Poll in full force and effect and unamended (save in so far as is necessary to comply with applicable law).

(7)           Authorised representative

Each of the Issuer, PT and PTC will notify the Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of Part I of the Initial Documentation Lists ceases to be authorised to take action on its behalf or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised.

(8)           Auditors' comfort letters

Each of the Issuer, PT and PTC will (i) at the time of the preparation of the initial Offering Circular, (ii) thereafter upon each occasion when the same may be revised, supplemented or amended, whether by means of information incorporated by reference or otherwise, (insofar as such revision, supplement, amendment or update concerns or contains financial information about the Issuer), (iii) thereafter in relation to any issue subscribed pursuant to a Subscription Agreement and (iv) at other times whenever so agreed with a Dealer deliver, at the expense of the Issuer, PT and PTC to the Dealers a comfort letter or comfort letters from independent auditors of the Issuer, PT or PTC, as the case may be, in such form and with such content as the Dealers may reasonably request provided that no such letter or letters will be delivered under paragraph (ii) above if the only revision, supplement or amendment concerned is the publication or issue of any audited financial statements of an Issuer, PT or PTC, as the case may be.

If at or prior to the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant comfort letter or letters in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

(9)           No other issues

During the period commencing on an Agreement Date and ending on the Issue Date with respect to any Notes which are to be listed, the Issuer will not, without the prior consent of the relevant Dealer or, as the case may be, the Lead Manager, issue or agree to issue any other listed Notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer) where such Notes, bonds or other debt securities are intended to be listed on a Stock Exchange and would have the same maturity, currency and interest basis or redemption/payment basis as the Notes to be issued on the relevant Issue Date.

(10)         Information on Noteholders' meetings

Each of the Issuer,  PT and PTC will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which are listed on any Stock Exchange which is despatched at the instigation of the Issuer, PT or PTC and will notify the Dealers immediately upon its becoming aware that a meeting of the holders of the Notes (or any of them) which are listed on any Stock Exchange has otherwise been convened.

(11)         Ratings

Each of the Issuer, PT and PTC undertakes promptly to notify the Dealers of any change in the ratings given by Moody's and/or Standard & Poor's of the Issuer's or PT's or PTC's debt or upon it becoming aware that such ratings are listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency.

(12)         Commercial Paper

In respect of any Tranche of Notes having a maturity of less than one year, the Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(a)                                  the relevant Dealer covenants in the terms set out in paragraph 2(iii) of Appendix B; and

(b)                                 the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

(13)         Passporting

If, in relation to any issue of Notes, the Issuer has agreed with the relevant Dealer(s) that the home Member State that approved the Offering Circular will be requested to provide a certificate of approval to the competent authority of one or more host Member State(s) under Article 17 and Article 18 of the Prospectus Directive then the arrangements relating to such request (including, but not limited to, the cost of preparing any summary required pursuant to Article 19(4) of the Prospectus Directive) will be agreed between the Issuer and the relevant Dealer(s) at the relevant time.

In such case, the Issuer undertakes that it will use all reasonable endeavours to procure the delivery of a certificate of approval by the FSA to the competent authority in any host Member State in accordance with Article 17 and Article 18 of the Prospectus Directive and shall promptly notify each Dealer following receipt by the Issuer of confirmation that such certificate of approval has been so delivered.

6.             Indemnity

(1)                                  Without prejudice to the other rights or remedies of the Dealers, each of the Issuer, PT and PTC jointly and severally undertakes with each Dealer that if that Dealer or any Relevant Party relating to that Dealer suffers any losses, liabilities, costs, expenses or demands  (including, without limitation, legal fees) (together a “Loss”) arising out of, in connection with or based on:

(a)                                  any failure by the Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate purchase price for such Notes); or

(b)                                 any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the Issuer and/or PT and/or PTC under this Agreement; or

(c)                                  any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, the Offering Circular in any case which is material in the context of the Programme and/or the issue and offering of Notes; or

(d)                                 any untrue or misleading (or allegedly untrue or misleading) statement in any additional written information provided by the Issuer and/or PT and/or PTC to the Dealers under clause 7 below, the Issuer or, as the case may be, PT and/or PTC shall pay to that Dealer on demand an amount equal to such Loss provided that the Issuer and/or PT and/or PTC shall only have a liability to a Dealer under clause 6(1)(b) above in relation to any alleged breach, allegedly untrue or misleading statement or alleged omission where the allegation is made against such Dealer or Relevant Party by a third party. No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this clause 6(1).

(2)                                  In case any action shall be brought against any Dealer or Relevant Party in respect of which recovery may be sought from the Issuer and/or PT and/or PTC, as the case may be, under this clause 6, the relevant Dealer shall promptly notify the Issuer and/or PT and/or PTC, as the case may be, in writing and shall employ such legal advisers as may be agreed between such Dealer and the Issuer and/or PT and/or PTC, as the case may be, or, in default of agreement, as the Dealer may select. Neither the Issuer, PT nor PTC shall be liable in respect of any settlement of any action effected without its consent, such consent not to be unreasonably withheld or delayed.

7.             Authority to Distribute Documents

Subject to clause 8, the Issuer, PT and PTC hereby authorise each of the Dealers on behalf of the Issuer, PT and PTC to provide, in compliance with all applicable securities laws and regulations, full copies of the Offering Circular and full copies of such additional written information as the Issuer and/or, PT and/or PTC shall provide to the Dealers and specifically approve in writing for distribution or approve for the Dealers to use or such other information as is in the public domain to actual and potential purchasers of Notes.

8.             Dealers' Undertakings

(1)                                  Each Dealer severally agrees to comply with the selling restrictions and agreements set out in Appendix B hereto unless otherwise agreed with the Issuer.

(2)                                  Each Dealer acknowledges to, and severally agrees with, the Issuer, PT and PTC that:

(i)                                     neither the Issuer, PT nor PTC has authorised it to make representations in connection with any sale or proposed sale of any Notes other than those contained in the Offering Circular or the information approved in writing and provided by the Issuer and/or PT and/or PTC pursuant to clause 7 (taken together with the Offering Circular); and

(ii)                                  it will not circulate any version of the Offering Circular other than the latest version of the Offering Circular published by the Issuer and made available to such Dealer from time to time.

(3)                                  Without prejudice to the other rights and remedies of the Issuer, PT or PTC, each Dealer severally undertakes with the Issuer, PT and PTC that it will hold the Issuer and/or PT and/or PTC indemnified against any losses, liabilities, costs, claims, charges, expenses, actions or demands which the Issuer and/or PT and/or PTC may incur or which may be made against each or any of them as a result of any breach by such Dealer of any of its undertakings contained in clauses 8(1) provided that, without prejudice to any other claim the Issuer and/or PT and/or PTC may have against such Dealer, no Dealer shall be liable to hold the Issuer and/or PT and/or PTC indemnified against any losses, liabilities, costs, claims, charges, expenses, actions or demands arising from the sale of Notes to any person believed in good faith by such Dealer, on reasonable grounds after making all reasonable investigations, to be a person to whom Notes could legally be sold in compliance with the provisions of Appendix B.

The provisions of clause 6(2) shall apply, mutatis mutandis, to any claim for indemnity pursuant to this clause.

(4)                                  Each Dealer acknowledges to, and severally agrees with, the Issuer, PT and PTC that neither it nor any of its affiliates, or any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of Notes in the United States.

(5)                                  Each Dealer acknowledges to, and severally agrees with, the Issuer, PT and PTC that neither it nor any of its affiliates, or any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes and each of the foregoing persons has complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act.

9.             Fees, Expenses and Stamp Duties

(1)                                  The Issuer, failing which PT and/or PTC, undertakes that it will:

(a)                                  pay to each Dealer all commissions agreed from time to time between the Issuer and such Dealer in connection with the sale of any Notes to that Dealer (and any value added or other tax thereon);

(b)           pay (together with any value added tax or other tax thereon):

(i)                                     the fees and expenses of the Issuer's, PT's and PTC's legal advisers and auditors;

(ii)                                  the cost of listing/and admitting to trading and maintaining the listing and admission to the trading of any Notes which are to be listed and/or admitted to trading on the Official List;

(iii)                               the cost of obtaining any credit rating for the Notes;

(iv)                              the fees and expenses of the Trustee and the agents appointed under the Agency Agreement as agreed between the parties therein; and

(v)                                 all expenses in connection with the establishment and updating of the Programme including, but not limited to, the preparation and printing of the Offering Circular and the cost of any publicity agreed by the Issuer, PT or PTC;

(c)                                  pay to Merrill Lynch International the agreed fees and disbursements of the legal advisers appointed to represent the Dealers and the Trustee (including any value added tax or other tax thereon) in connection with the Programme;

(d)                                 pay promptly any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Note, any of the Agreements or any communication pursuant thereto and that it will indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax; and

(e)                                  reimburse each Dealer for its costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement.

(2)                                  All payments by the Issuer, PT and PTC under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by The Netherlands and Portugal or by any department, agency or other political sub-division or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer or, as the case may be, PT and/or PTC will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, the Issuer, PT and PTC agree to indemnify and hold the Managers harmless against any Taxes which they are required to pay in respect of any amount paid by the Issuer or, as the case may be, PT and/or PTC under this Agreement.

10.          Termination of Appointment of Dealers

The Issuer, PT and PTC or (as to itself) a Dealer may terminate the arrangements described in this Agreement by giving not less than 30 days' written notice to the other parties hereto. The Issuer, PT and PTC may terminate the appointment of a Dealer or Dealers by giving not less than 30 days' written notice to such Dealer or Dealers (with a copy promptly thereafter to all the other Dealers, the Trustee and the Agent). Termination shall not affect any rights or obligations (including but not limited to those arising under clauses 6, 8 and/or 9) which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to such time.

11.          Appointment of New Dealers

(1)                                  Nothing in this Agreement shall prevent the Issuer, PT and PTC from appointing one or more New Dealers for the duration of the Programme or, with regard to an issue of a particular Tranche of Notes, the Issuer, PT and PTC from appointing one or more New Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement and provided that, unless such appointment is effected pursuant to a Subscription Agreement:

(a)                                  any New Dealer shall have first delivered to the Issuer an appropriate Dealer Accession Letter; and

(b)                                 the Issuer shall have delivered to such New Dealer an appropriate Confirmation Letter.

(2)                                  Upon receipt of the relevant Confirmation Letter or execution of the relevant Subscription Agreement, as the case may be, each such New Dealer shall, subject to the terms of the relevant Dealer Accession Letter or the relevant Subscription Agreement, as the case may be, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer hereunder provided further that, except in the case of the appointment of a New Dealer for the duration of the Programme, following the Issue Date of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Tranche.

(3)                                  The Issuer shall promptly notify the other Dealers, the Trustee and the Principal Paying Agent of any appointment of a New Dealer for the duration of the Programme by supplying to such parties a copy of any Dealer Accession Letter and Confirmation Letter. Such notice shall be required to be given in the case of an appointment of a New Dealer for a particular Tranche of Notes to the Trustee and the Principal Paying Agent only.

12.          Increase in the Aggregate Nominal Amount of the Programme

(1)                                  From time to time the Issuer, PT and PTC may wish to increase the aggregate nominal amount of the Notes that may be issued under the Programme. In such circumstances, the Issuer, PT and PTC may give notification of such an increase (subject as set out in subclause (2)) by delivering to the Arranger and the Dealers with a copy to the Trustee and the Principal Paying Agent a letter substantially in the form set out in Appendix D hereto. Upon the date specified in such notice (which date may not be earlier than seven London business days after the date the notice is given) and subject to satisfaction of the conditions precedent set out in subclause (2), all references in the Agreements to a Global Medium Term Note Programme of

a certain nominal amount shall be deemed to be references to a Global Medium Term Note Programme of the increased nominal amount.

(2)                                  Notwithstanding subclause (1), the right of the Issuer, PT and PTC to increase the aggregate nominal amount of the Programme shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in Part II of the Initial Documentation Lists (with such changes as may be relevant with reference to the circumstances at the time of the proposed increase as are agreed between the Issuer, PT and the Dealers), and the satisfaction of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the production of a supplementary Offering Circular by the Issuer, PT and PTC and any further or other documents required by the relevant Stock Exchange for the purpose of listing any Notes to be issued on the relevant Stock Exchange. The Arranger shall circulate to the Dealers all the documents and confirmations described in Part II of the Initial Documentation Lists and any further conditions precedent so required. Any Dealer must notify the Arranger and the Issuer within five London business days of receipt if it considers, in its reasonable opinion, such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory and, in the absence of such notification, such Dealer shall be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

13.          Status of the Dealers and the Arranger

(1)                                  Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Final Terms, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche.

(2)                                  The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.

14.          Counterparts

This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

15.          Communications

(1)                                  All communications shall be by fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the other for the purpose. The initial telephone number, telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

(2)                                  A communication shall be deemed received, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error therein.

16.          Benefit of Agreement

(1)                                  This Agreement shall be binding upon and shall inure for the benefit of the Issuer, PT, PTC and each Dealer and their respective successors and permitted assigns.

(2)                                  A Dealer may only assign or transfer its rights or obligations under this Agreement with the prior written consent of the Issuer and PT except for an assignment and/or transfer of all of a Dealer's rights and obligations hereunder in whatever form such Dealer determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form that may succeed to, or to which the Dealer transfers, all or substantially all of the Dealer's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such transfer and assumption of obligations such Dealer shall be relieved of and fully discharged from all obligations under this Agreement, whether such obligations arose before or after such transfer and assumption.

17.          Currency Indemnity

If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer, PT or PTC or in the liquidation, insolvency or analogous process of the Issuer, PT or PTC or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Dealer falls short of the amount due under the terms of this Agreement, the Issuer, PT and PTC jointly and severally undertake that they shall, as a separate and independent obligation, indemnify and hold harmless such Dealer against the amount of such shortfall. For the purpose of this clause “rate of exchange” means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

18.          Calculation Agent

(1)                                  In the case of any Series of Notes which require the appointment of a Calculation Agent the Principal Paying Agent shall act as Calculation Agent, unless the relevant Dealer or, as the case may be, the Lead Manager requests the Issuer to appoint such Dealer or Lead Manager, or a person nominated by such Dealer or Lead Manager (a “Nominee”), as Calculation Agent.

(2)                                  Should such a request be made to the Issuer the appointment of that Dealer, Lead Manager or Nominee shall be automatic upon the issue of the relevant Series of Notes and shall, except as agreed, be on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement, and no further action shall be required to effect the appointment of such Dealer, Lead Manager or Nominee as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include such Series. The name of the Dealer, Lead Manager or Nominee so appointed will be entered in the applicable Final Terms.

19.          Stabilisation

(1)                                  In connection with the distribution of any Notes, the Dealer (if any) designated as stabilising manager in the applicable Final Terms may over-allot or effect transactions which stabilise or maintain the market price of such Notes and/or any associated securities at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of the Issuer, PT or PTC. Such stabilising, if commenced, may be discontinued at any time and will be conducted in compliance with all applicable laws and regulations. Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by the stabilising manager for its own account. The Issuer will not, as a result of any action taken by the stabilising manager under this clause, be obliged to issue Notes in excess of the aggregate amount of Notes agreed to be issued.

(2)                                  The Issuer confirms that it has been informed of the existence of the informational guidance published by the Financial Services Authority in relation to stabilisation.

20.                               Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.          Governing Law and Submission to Jurisdiction

(1)                                  This Agreement and every agreement for the issue and purchase of Notes as referred to in clause 2 shall be governed by, and construed in accordance with, the laws of England.

(2)                                  The Issuer, PT and PTC each hereby irrevocably agrees for the benefit of the Dealers that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such courts. Without prejudice to the foregoing, the Issuer, PT and PTC each further irrevocably agrees that any Proceedings may be brought in any New York State Court or United States Federal Court sitting in New York.

The Issuer, PT and PTC each hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Issuer, PT and PTC and may be enforced in the courts of any other jurisdiction.

Nothing contained herein shall limit any right to take Proceedings against the Issuer, PT or PTC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

The Issuer, PT and PTC each hereby appoints Clifford Chance Secretaries Limited at its registered office at 10 Upper Bank Street, London E14 5JJ as its agent for service of process in England and CT Corporation System at its registered office at 111 Eighth Avenue, New York, New York 10011, USA as its agent for service of process in New York and agrees that, in the event of either such agent ceasing so to act or ceasing to be registered in England or New York, as the case may be, it will appoint another person as its agent for service of process in England or New York, as the case may be, in respect of any Proceedings.

Nothing herein shall affect the right to serve process in any other manner permitted by law.

(3)                                  If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

APPENDIX A

INITIAL DOCUMENTATION LISTS

Part I.

1.                                       A copy, certified by a managing director of the Issuer or by the company secretary of PT or PTC, as the case may be, of the constitutional documents of each of the Issuer, PT and PTC.

2.                                       A copy, certified by a managing director of the Issuer or by the company secretary of PT or PTC, as the case may be, of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each of the Issuer, PT and PTC, as applicable:

(a)                                  to approve its entry into the Agreements to which it is a party, the creation of the Programme and the issue of Notes;

(b)                                 to authorise appropriate persons to execute each of the Agreements to which it is a party and any Notes and to take any other action in connection therewith; and

(c)                                  to authorise appropriate persons to enter into agreements with any Dealer on behalf of the Issuer to issue Notes in accordance with clause 2 of this Agreement.

3.                                       A list certified by a managing director of the Issuer or by the company secretary of PT, of the names, titles and specimen signatures of the persons authorised on behalf of the Issuer and PT in accordance with paragraph 2(c) above.

4.                                       Certified copies of any other governmental or other consents, authorisations and approvals required for the Issuer to issue the Notes or for each Keep Well Provider to execute the Keep Well Agreement, for each of the Issuer, PT and PTC to execute and deliver the Agreements to which it is a party and for each of the Issuer, PT and PTC to fulfil its obligations under the Agreements to which it is a party.

5.                                       Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes, master Regulation S Global Notes and master Rule 144A Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the Issuer as specified in paragraph 2(b) above, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

6.                                       Legal opinions in agreed form addressed to each of the Dealers and the Trustee dated on or after the date of this Agreement, in such form and with such content as the Dealers and the Trustee may reasonably require, from:

(a)                                  Clifford Chance Limited Liability Partnership, legal advisers to the Issuer as to Dutch law;

(b)                                 Serra Lopes, Cortes Martins & Associados, Sociedade de Advogados, R.L., legal advisers to PT and PTC as to Portuguese law;

(c)                                  Allen & Overy LLP, legal advisers to the Dealers and the Trustee as to English law; and

(d)                                 Simpson Thacher & Bartlett LLP, legal advisers to the Issuer, PT and PTC as to United States law.

7.                                       A conformed copy of each Agreement and confirmation that executed copies of such documents have been delivered, in the case of the Trust Deed, to the Trustee and, in the case of the Agency Agreement, to the Trustee and the Principal Paying Agent (for itself and the other agents party thereto) and, in the case of the Keep Well Agreements and the Deed Poll, to the Principal Paying Agent.

8.                                       Confirmation of the execution and delivery by the Issuer of the Programme effectuation authorisation in or substantially in the form set out in Appendix F to this Agreement and execution and delivery of an Issuer – ICSD Agreement by the parties thereto in or substantially in the form set out in Appendix G to this Agreement.

9.                                       Confirmation from the Agent that it has elected the common safekeeper in accordance with sub-clause 2.3 of the Agency Agreement.

10.           A printed final version of the Offering Circular and the Procedures Memorandum.

11.                                Confirmation that the Offering Circular has been approved as a base prospectus by the Financial Services Authority and has been published in accordance with the Prospectus Directive.

12.                                 Comfort letters from Deloitte Accountants B.V. as independent auditors of the Issuer and comfort letters from Deloitte & Associados, SROC, S.A. as independent auditors of PT and PTC in such form and with such content as the Dealers may reasonably request.

13.                                 Confirmation that the Programme has been rated by Moody's and by Standard & Poor's.

14.                                 Letters from each of Clifford Chance Secretaries Limited and CT Corporation System confirming its acceptance as agent for service of process of the Issuer, PT and PTC.

Part II.

1.                                       A copy, certified by a managing director of the Issuer or by the company secretary of PT or PTC, as the case may be, of the constitutional documents of each of the Issuer, PT and PTC or confirmation that they have not been changed since they were last submitted to the Dealers.

2.                                       A copy, certified by a managing director of the Issuer or by the company secretary of PT or PTC, as the case may be, of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each of the Issuer, PT and PTC to approve the increase in the amount of the Programme.

3.                                       Certified copies of any other governmental or other consents, authorisations and approvals required for the increase.

4.                                       Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes, master Regulation S Global Notes and master Rule 144A Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the Issuer as specified in paragraph 2(b) of Part I of the Initial Documentation Lists, have been delivered to the Principal Paying Agent and the Registrar, as appropriate.

5.                                       Legal opinions addressed to each of the Dealers and the Trustee dated on or after the date of this Agreement, in such form and with such content as the Dealers and the Trustee may reasonably require, from:

(a)                                  Clifford Chance Limited Liability Partnership, legal advisers to the Issuer as to Dutch law;

(b)                                 Serra Lopes, Cortes Martins & Associados, Sociedade de Advogados, R.L., legal advisers to PT and PTC as to Portuguese law;

(c)                                  Allen & Overy LLP, legal advisers to the Dealers and the Trustee as to English law; and

(d)                                 Simpson Thacher & Bartlett LLP, legal advisers to the Issuer, PT and PTC as to United States law.

6.             A printed final version of the Offering Circular or any supplemental Offering Circular.

7.                                       Confirmation that (i) the Offering Circular has been approved as a base prospectus by the Financial Services Authority or (ii) the supplement has been approved by the Financial Services Authority and, in each case, has been published in accordance with the Prospectus Directive.

8.                                       Comfort letters from Deloitte Accountants B.V. as independent auditors of the Issuer and comfort letters from Deloitte & Associados, SROC, S.A. as independent auditors of PT and PTC in such form and with such content as the Dealers may reasonably request.

9.                                       Confirmation from Moody's and Standard & Poor's that there has been no change in the rating assigned by them to the Programme as a result of the increase.

APPENDIX B

SELLING RESTRICTIONS

SUBSCRIPTION AND SALE AND TRANSFER AND SELLING RESTRICTIONS

The Dealers have in a programme agreement (the “Programme Agreement”) dated 7th November, 2006 agreed with the Issuer and the other Keep Well Providers a basis upon which they or any of them may from time to time agree to purchase Notes. Any such agreement will extend to those matters stated under “Form of the Notes” and “Terms and Conditions of the Notes”. In the Programme Agreement, the Issuer, PT and PTC have agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes under the Programme and to indemnify the Dealers against certain liabilities incurred by them in connection therewith.

In order to facilitate the offering of any Tranche of the Notes, certain persons participating in the offering of the Tranche may engage in transactions that stabilise, maintain or otherwise affect the market price of the relevant Notes during and after the offering of the Tranche. Specifically such persons may over-allot or create a short position in the Notes for their own account by selling more Notes than have been sold to them by the Issuer. Such persons may also elect to cover any such short position by purchasing Notes in the open market. In addition, such persons may stabilise or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering of the Notes are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilisation transactions or otherwise. The effect of these transactions may be to stabilise or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilising or other transactions. Such transactions, if commenced, may be discontinued at any time. Under current English laws and regulations, stabilising activities may only be carried on by the Stabilising Manager named in the applicable Final Terms and only for a period of 30 days following the Issue Date of the relevant Tranche of Notes.

Transfer Restrictions

As a result of the following restrictions, purchasers of Notes in the United States are advised to consult legal counsel prior to making any purchase, offer, sale, resale, pledge or other transfer of such Notes.

The Notes in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.

In addition, in accordance with Regulation S, the Notes in bearer form may not be transferred to a U.S. person for the account or benefit of a U.S. person prior to the expiration of the distribution compliance period (defined as 40 days after the completion of the distribution of all of the Notes of the Tranche of which such Notes form part)

Each purchaser of Registered Notes, whether in an offering of Notes by the Dealers, the Issuer and/or the Keep Well Providers or in the secondary market, and each person wishing to transfer an interest from one Registered Global Note to another or from global to definitive form or vice versa, will be deemed to acknowledge, represent and agree and may be required to do so in writing as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):

(i)                           that either: (a) it is a QIB, purchasing (or holding) the Notes for its own account or for the account of one or more QIBs and it is aware that any sale to it is being made in reliance on Rule 144A; or (b) it is purchasing the Notes in an offshore transaction and is not a U.S. person or acting for the account or benefit of a U.S. person;

(ii)                        that the Notes are being offered and sold in a transaction not involving a public offering in the United States within the meaning of the Securities Act, and that the Notes have not been and will not be registered under the Securities Act or any other applicable U.S. state securities laws and may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

(iii)                     that, if in the future it decides to resell, pledge or otherwise transfer the Notes or any beneficial interests in the Notes during the applicable Resale Restriction Period (as defined below), it will do so only (a) to the Issuer or any affiliate thereof, (b) inside the United States to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) outside the United States to non-U.S. persons in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (d) pursuant to an effective registration statement under the Securities Act or (e) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case in accordance with all applicable U.S. state securities laws and the applicable securities laws of any other jurisdiction;

(iv)                    that the restrictions on resale in (iii) above will apply from the date of completion of the distribution of the relevant Tranche of Notes until the date that is two years (in the case of Rule 144A Global Notes) or 40 days (in the case of Regulation S Global Notes) after the later of the completion of the distribution of the relevant Tranche of Notes and the last date that the Issuer or any of its affiliates was the owner of the Notes (the “Resale Restriction Period”), and will not apply after the applicable Resale Restriction Period Ends, and that the Registrar, the Issuer and the Keep Well Providers reserve the right in connection with any offer, sale or other transfer of Notes under clauses (c) or (e) of (iii) above to require an opinion of U.S. counsel, certifications and/or other information satisfactory to them;

(v)                       it will, and will require each subsequent holder to, notify any purchaser of the Notes from it of the resale restrictions on the transfer of' the Notes;

(vi)                    that Notes initially offered in the United States to QIBs will be represented by one or more Rule 144A Global Notes, and that Notes offered outside the United States in reliance on Regulation S will be represented by one or more Regulation S Global Notes;

(vii)                 that the Notes, other than the Regulation S Global Notes, will bear a legend to the following effect unless otherwise agreed to by the Issuer:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT,

EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT, DATED 7TH NOVEMBER, 2006, AS SUCH MAY BE AMENDED FROM TIME TO TIME, AND, OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESSTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).”;

(viii)              if it is outside the United States and is not a U.S. person, that if it should resell or otherwise transfer the Regulation S Global Notes prior to the expiration of the distribution compliance period (defined as 40 days after the completion of the distribution of all of the Notes of the Tranche of which such Notes form part), it will do so only (a) (i) outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act or (ii) to a QIB in compliance with Rule 144A and (b) in accordance with all applicable U.S. state securities laws; and it acknowledges that the Regulation S Global Notes will bear a legend to the following effect unless otherwise agreed to by the Issuer:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, PRIOR TO THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT, DATED 7TH NOVEMBER, 2006, AS SUCH MAY BE AMENDED FROM TIME TO TIME, AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UPON THE EXPIRATION OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, THIS NOTE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS NOTE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”; and

(ix)                      that the Issuer, the Keep Well Providers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and that if any of such acknowledgements, representations or agreements made by it are no longer accurate and complete, it shall promptly notify the Issuer and the Keep Well Providers; and if it is acquiring any Notes as a fiduciary or agent for one or more accounts it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

No sale of Legended Notes in the United States to any one purchaser will be for less than U.S.$100,000 (or its foreign currency equivalent) principal amount and no Legended Note will be issued in connection with such a sale in smaller respective principal amounts. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 (or its foreign currency equivalent) of Registered Notes.

Selling Restrictions

United States

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

In addition, the Notes in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person,

except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.

In connection with any Notes which are offered or sold outside the United States in reliance on an exemption from the registration requirements of the Securities Act provided under Regulation S (including, without limitation, any Notes in bearer form and any interest in any Regulation S Global Note), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not offer, sell or deliver Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the completion of the distribution, as determined and certified by the relevant Dealer or, in the case of an issue of Notes on a syndicated basis, the relevant lead manager, of all Notes of the Tranche of which such Notes are a part, within the United States or to, or for the account or benefit of, U.S. persons, and in either case will offer, sell or deliver such Notes only in accordance with Regulation S under the Securities Act. Each Dealer has further represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will send to each dealer to which it sells any such Notes (other than a sale pursuant to Rule 144A) during the distribution compliance period, as defined in Regulation S under the Securities Act, a confirmation or other notice setting forth the applicable restrictions on offers and sales of such Notes within the United States or to, or for the account or benefit of, U.S. persons.

Until 40 days after the completion of the distribution of any Tranche of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.

Dealers, directly or through their respective U.S. broker dealer affiliates, may arrange for the resale of Notes to QIBs pursuant to Rule 144A, and each such purchaser of Notes is hereby notified that the Dealers may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A. The minimum aggregate principal amount of Notes which may be purchased by a QIB pursuant to the terms of the Notes is U.S.$100,000 (or its foreign currency equivalent). To the extent that they are not subject to or do not comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act nor are exempt from the information furnishing requirements of Rule 12g3-2(b) thereunder, the Issuer and the Keep Well Providers have agreed to furnish to holders of Notes and to prospective purchasers designated by such holders, upon request, such information as may be required by Rule 144A(d)(4).

Each issuance of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(i)                           in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)                       at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)                        at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than Euro 43,000,000 and (3) an annual net turnover of more than Euro 50,000,000, as shown in its last annual or consolidated accounts; or

(d)                       at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a)                        in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)                       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(c)                        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Portugal

Each Dealer represents, warrants and agrees and each further Dealer appointed under the Programme will be required to represent, warrant and agree that it has not offered or sold, and it will not offer or sell, any Notes in Portugal or to residents of Portugal otherwise than as stated in the applicable Final Terms and in accordance with applicable law.

Portugal has already implemented the Prospectus Directive.

Under Portuguese law, placement of Notes through a private placement made to residents of Portugal, must be, for statistical purposes, disclosed to CMVM within the period of ten business days after the issue.

The Netherlands

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme Agreement will be required to represent and agree that:

(1)                        (for as long as required by Dutch law): any Notes (including rights representing an interest in an Instrument in global form) issued under the Programme which have a maturity of less than twelve months and are money market instruments as referred to in Article 1(a) (d) of the Decree to the Netherlands Securities Market Supervision 1995 (Besluit toezicht effectenverkeer 1995, and a any successor legislation thereto) (“Non-PD Notes”), that are offered anywhere in the world shall, in order to comply with the Netherlands Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995, hereinafter the “Wte” and any successor legislation thereto) only be offered in accordance with any one or more of the following restrictions (as specified in the relevant Final Terms):

(i)                          if they are part of a Series comprising only Non-PD Notes with a denomination of at least EUR50,000 (or the equivalent in any other currency), provided that if any such Non-PD Notes are issued:

(a)                        at a discount, they may only be offered if their issue price is no less than EUR 50,000 (or its equivalent in any other currency);

(b)                       on a partly-paid basis, they may only be offered if paid-up by their initial holders to at least such amount;

(c)                        with a denomination of precisely EUR 50,000 (or its equivalent in any other currency), they may only be offered on a fully-paid basis and at par or at a premium; or

(ii)                       if, regardless of their denomination, Non-PD Notes can only be acquired in units comprising several Non-PD Notes (each a “Unit”) for a consideration with a value of at least EUR 50,000 (or the equivalent in any other currency) per Unit, provided that:

(a)                        the offer, in the applicable Final Terms and each document or advertisement containing an announcement of the offer anywhere in the world state that the Non-PD Instruments can only be obtained in Units for a consideration with a value of at least EUR50,000 (or the equivalent in any other currency) per unit; and

(b)                       a copy of this Offering Circular and the applicable Final Terms are submitted to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten, hereinafter the “AFM”) before the issue date; or

(iii)                    to individuals or legal entities situated anywhere in the world who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including Managers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities, hereinafter “Professional Investors”) provided that in the offer, and in the applicable Final Terms and in any documents or advertisements in which a forthcoming offering of such Non-PD Notes is publicly announced (whether electronically or otherwise) anywhere in the world it is stated that such offer is and will be exclusively made to such Professional Investors; or

(iv)                   in the case of Non-PD Notes issued, to individuals or legal entities who or which are established, domiciled or have their usual residence (collectively, “are resident”) outside The Netherlands, provided that (a) in the offer, the applicable Final Terms and in any advertisements or documents in which a forthcoming offer of the Notes is announced (whether electronically or otherwise; collectively “announcements”) it is stated that the offer is not and will not be made to individuals or legal entities who or which are resident in The Netherlands, (b) the offer, the Offering Circular, the applicable Final Terms and any announcements comply with the laws and regulations of any State where individuals or legal entities to whom or which the offer is made are resident, and (c) a statement by the Issuer that those laws and regulations are complied with is submitted to the AFM before the offer is made and is included in the applicable Final Terms and each such announcement: or

(v)                      if those Non-PD Notes are offered to less than 100 individuals or legal persons not being Professional Investors, per Member State of the European Economic Area; or

(vi)                   if those Non-PD Notes are otherwise offered in accordance with the Wte.

(2)                        In addition and without prejudice to the relevant restrictions set out under (1) above, Zero Coupon Notes (as defined below) in definitive form may only be transferred and accepted, directly or indirectly, within, from or into The Netherlands through the mediation of either the Issuer or a member firm of Euronext Amsterdam N.V. in full compliance with the Dutch Savings Certificates Act (Wet inzake Spaarbewijzen) of 21 May 1985 (as amended) and its implementing regulations. No such mediation is required: (a) in respect of the transfer and acceptance of rights representing an interest in a Zero Coupon Instrument in global form or (b) in respect of the initial issue of Zero Coupon Notes in definitive form to the first holders thereof or (c) in respect of the transfer and acceptance of Zero Coupon Notes in definitive form between individuals not acting in the conduct of a business or profession, or (d) in respect of the transfer and acceptance of such Zero Coupon Notes within, from or into The Netherlands if all Zero Coupon Notes (either in definitive form or as rights representing an interest in a Zero Coupon Instrument in global form) of any particular Series are issued outside The Netherlands and are not distributed into The Netherlands in the course of initial distribution or immediately thereafter. As used herein “Zero Coupon Notes” are Notes that are in bearer form and that constitute a claim for a fixed sum against the Issuer and on which interest does not become due during their tenor or on which no interest is due whatsoever.

Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

 General

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and none of the Issuer, PT, PTC and any of the other Dealers shall have any responsibility therefor.

None of the Issuer, PT, PTC and any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the Issuer and the relevant Dealer shall agree and as shall be set out in the applicable Final Terms.

APPENDIX C

PART I

FORM OF DEALER ACCESSION LETTER - PROGRAMME

[Date]

To:          Portugal Telecom International Finance B.V.

(the “Issuer”)

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€7,500,000,000 Global Medium Term Note Programme

We refer to the Programme Agreement dated 7th November, 2006 entered into in respect of the above Medium Term Note Programme and made between the Issuer, Portugal Telecom, SGPS, S.A. (“PT”) and PT Comunicações, S.A. (“PTC”) and the Dealers party thereto (which agreement, as amended, supplemented or restated from time to time, is herein referred to as the “Programme Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(i)            a copy of the Programme Agreement; and

(ii)                                  a copy of current versions of all documents referred to in Part I of Appendix A of the Programme Agreement,

and have found them to our satisfaction.*

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the appointment by the Issuer, PT and PTC of us as a Dealer under the Programme Agreement we hereby undertake, for the benefit of the Issuer, PT, PTC and each of the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

[Name of New Dealer]

By:

*                                         It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
The other Dealers

PART II

FORM OF CONFIRMATION LETTER - PROGRAMME

[Date]

To:          [Name and address of New Dealer]

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€7,500,000,000 Global Medium Term Note Programme

We refer to the Programme Agreement dated 7th November, 2006 (such agreement, as amended, supplemented or restated from time to time, the “Programme Agreement”) entered into in respect of the above Medium Term Note Programme and hereby acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We hereby confirm that, with effect from the date hereof, you shall become a Dealer under the Programme Agreement in accordance with clause 11(2) of the Programme Agreement.

Yours faithfully,

Portugal Telecom International Finance B.V.

By:

cc	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent
The other Dealers

PART III

FORM OF DEALER ACCESSION LETTER - NOTE ISSUE

[Date]

To:          Portugal Telecom International Finance B.V.

(the “Issuer”)

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[Description of issue]

(the “Notes”)

We refer to the Programme Agreement dated 7th November, 2006 and made between the Issuer, Portugal Telecom, SGPS, S.A. (“PT”) and PT Comunicações, S.A. (“PTC”) and the Dealers party thereto (which agreement, as amended, supplemented or restated from time to time, is herein referred to as the “Programme Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(i)            a copy of the Programme Agreement; and

(ii)                                  a copy of current versions of such of the other documents referred to in Part I of Appendix A of the Programme Agreement as we have requested,

and have found them to our satisfaction or (in the case of the documents referred to in (ii) above) have waived such production. *

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the appointment by the Issuer, PT and PTC of us as a Dealer under the Programme Agreement in respect of the issue of the Notes we hereby undertake, for the benefit of the Issuer, PT, PTC and each of the other Dealers, that, in relation to the issue of the Notes, we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

*                                         It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

Yours faithfully,

[Name of New Dealer]

By:

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent

PART IV

FORM OF CONFIRMATION LETTER - NOTE ISSUE

[Date]

To:          [Name and address of New Dealer]

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[Description of issue]

(the “Notes”)

We refer to the Programme Agreement dated 7th November, 2006 (such agreement, as amended, supplemented or restated from time to time, the “Programme Agreement”) and hereby acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We hereby confirm that, with effect from the date hereof, in respect of the issue of the Notes, you shall become a Dealer under the Programme Agreement in accordance with the provisions of clause 11(2) of the Programme Agreement.

Yours faithfully,

Portugal Telecom International Finance B.V.

By:

cc:	Citicorp Trustee Company Limited. as Trustee
Citibank, N.A. as Principal Paying Agent

APPENDIX D

LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT

OF THE PROGRAMME

[Date]

To:          The Dealers and the Arranger

(as those expressions are defined in the

Programme Agreement dated 7th November, 2006

as amended, supplemented or restated from

time to time (the “Programme Agreement”))

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€7,500,000,000 Global Medium Term Note Programme

We hereby require, pursuant to clause 12(1) of the Programme Agreement, that the aggregate nominal amount of the above Programme be increased to € [specify] from [specify date which is no earlier than seven London business days after the date the notice is given] whereupon (but subject as provided in the next paragraph) all references in the Agreements will be deemed amended accordingly.

We understand that this increase is subject to the satisfaction of the condition set out in clause 12(2) of the Programme Agreement namely that each Dealer shall have received and found satisfactory all the documents and confirmations described in the Part II of the Initial Documentation Lists (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase, as are agreed between the Issuer and the Dealers) and the delivery of any further conditions precedent that any of the Dealers may reasonably require.

You must notify the Arranger and ourselves within five London business days of receipt by you of those documents and confirmations and, if applicable, further conditions precedent if you consider (in your reasonable opinion) such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory and, in the absence of such notification, you will be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

Terms used in this letter have the meanings given to them in the Programme Agreement.

Yours faithfully,

Portugal Telecom International Finance B.V.

By:

cc:	Citicorp Trustee Company Limited as Trustee
Citibank, N.A. as Principal Paying Agent

APPENDIX E

FORMS OF SUBSCRIPTION AGREEMENT

PART I

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[DESCRIPTION OF ISSUE]

[DATE]

To:          [Names of Dealers]

(the “Managers”)

c/o          [Name of Lead Manager]

(the “Lead Manager”)

cc:           Citicorp Trustee Company Limited as Trustee

Citibank, N.A. as Principal Paying Agent [and Registrar]

Dear Sirs,

Portugal Telecom International Finance B.V. (the “Issuer”), incorporated under the laws of The Netherlands and having its statutory domicile in Amsterdam, proposes to issue [DESCRIPTION OF ISSUE] (the “Notes”) pursuant to the €7,500,000,000 Global Medium Term Note Programme established by it. The Notes will be issued with the benefit of the Keep Well Agreements executed by Portugal Telecom, SGPS, S.A. (“PT”) and PT Comunicações, S.A. (“PTC”) respectively. The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annexe A.

This Agreement is supplemental to the amended and restated Programme Agreement, as amended and/or supplemented and/or restated from time to time (the “Programme Agreement”) dated 7th November, 2006 made between [inter alia,] the Issuer, PT and PTC and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

1.                                       This Agreement appoints each Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a New Dealer in accordance with the provisions of clause 11 of the Programme Agreement for the purposes of the issue of the Notes. The Lead Manager confirms that it is in receipt of the documents referenced below:

(i)            a copy of the Programme Agreement; and

(ii)                                  a copy of such of the documents referred to in Part I of Appendix A of the Programme Agreement as the Lead Manager (on behalf of the Managers) has requested and has confirmed with each New Dealer that it has found them to be satisfactory or (in the case of any or all of the documents referred to in (ii)) has waived such production.

For the purposes of the Programme Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile, telex (+ answerback) and attention].

In consideration of the Issuer appointing each New Dealer as a Dealer in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer, PT, PTC, the Lead Manager (for itself and each of the other Dealers) and the Managers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of  which it acknowledges it has received from the Lead Manager. The Issuer, PT and PTC hereby confirm that each New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date of the Notes each New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes.

2.                                       Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to subscribe or procure subscribers for the Notes at a price of [specify] per cent. of the principal amount of the Notes (the “Purchase Price”), being the issue price of [specify] per cent. less a selling [commission/concession] of [specify] per cent. of such principal amount and a combined management and underwriting commission of [specify] per cent. of such principal amount.

3.                                       The settlement procedures set out in Part [1/2] of Annexe A to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)                                     the sum payable on the Issue Date shall represent the Purchase Price less any amount payable in respect of Managers' expenses as provided in the agreement referred to in clause 4 of this Agreement;

(ii)                                  “Issue Date” means [specify] a.m. ([specify] time) on [specify] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(iii)                               “Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

4.                                       The arrangements in relation to expenses have been separately agreed between the Issuer, PT, PTC and the Lead Manager.

5.             The obligation of the Managers to purchase the Notes is conditional upon:

(i)                                     the conditions set out in clause 3(2) (other than that set out in clause 3(2)(e)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to “relevant Dealer” shall be construed as references to the Lead Manager) and without prejudice to the aforesaid, the Offering Circular dated [specify] [, as supplemented by [         ],] containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer, PT and PTC and nothing having happened or being expected to happen which would require the Offering Circular [, as so supplemented,] to be [further] supplemented or updated;  and

(ii)           the delivery to the Lead Manager on the Payment Instruction Date of:

(A)                              legal opinions addressed to the Managers and the Trustee dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from Clifford Chance Limited Liability Partnership, the legal advisers to the Issuer as to Dutch law, from Serra Lopes, Cortes Martins & Associados, Sociedade de Advogados, R.L., the legal advisers to PT and PTC as to Portuguese law and from Allen & Overy LLP, the legal advisers to the Managers as to English law;

(B)                                a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer, a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of PT and a certificate dated as of the Payment Instruction Date signed by a duly authorised officer of PTC giving confirmation to the effect stated in paragraph (i) of this clause;

(C)                                comfort letters dated the [date hereof and the] Payment Instruction Date from the independent auditors of each of the Issuer, PT and PTC, in such form and with such content as the Managers may reasonably request; and

(D)          such other conditions precedent as the Lead Manager may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability of the Issuer, or failing the Issuer, PT and/or PTC in relation to expenses as provided in the agreement referred to in clause 4 and except for any liability arising before or in relation to such termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the condition precedent contained in clause 3(2)(c) of the Programme Agreement) or any part of them.

6.                                       The Lead Manager, on behalf of the Managers, may, by notice to the Issuer, PT and PTC, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Lead Manager (after consultation with Issuer, if practicable) there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon such notice being given, the parties to this Agreement shall (except for any liability of the Issuer, or failing the Issuer, PT and/or PTC in relation to expenses as provided in the agreement referred to in clause 4 of this Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

7.                                       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

8.                                       Clauses 20 and 21 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

9.                                       This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For:	Portugal Telecom International Finance B.V.

By:

For:	Portugal Telecom, SGPS, S.A.

By:

For:	PT Comunicações, S.A.

By:

We agree to the foregoing.

For:	[NAMES OF MANAGERS]

By:

ANNEXE A TO THE  SUBSCRIPTION AGREEMENT

[Form of Final Terms]

PART II

PURCHASE AGREEMENT

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[DESCRIPTION OF ISSUE]

[DATE]

To:          [Names of Dealers]

(the “Managers”)

c/o          [Name of Lead Manager]

(the “Lead Manager”)

cc:           Citicorp Trustee Company Limited  as Trustee

Citibank, N.A. as Principal Paying Agent and Registrar

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. (the “Issuer”) incorporated under the laws of The Netherlands and having its statutory domicile in Amsterdam proposes to issue [DESCRIPTION OF ISSUE] (the “Notes”) pursuant to the €7,500,000,000 Global Medium Term Note Programme established by it. The Notes will be issued within the benefit of the Keep Well Agreements executed by Portugal Telecom, SGPS, S.A. (“PT”) and PT Comunicações, S.A. (“PTC”) respectively. The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annexe A.

This Agreement is supplemental to the Programme Agreement, as amended and/or restated and/or supplemented from time to time, (the “Programme Agreement”) dated 7th November, 2006  made between the Issuer, PT, PTC and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

1.                                       This Agreement appoints each Manager which is not a party to the Programme Agreement (each a “New Dealer”) as a New Dealer in accordance with the provisions of clause 11 of the Programme Agreement for the purposes of the issue of the Notes. The Lead Manager confirms that it is in receipt of the documents referenced below:

(i)            a copy of the Programme Agreement; and

(ii)                                  a copy of such of the documents referred to in Part I of Appendix A of the Programme Agreement as the Lead Manager (on behalf of the Managers) has requested,

and has confirmed with each New Dealer that it has found them to be satisfactory or (in the case of any or all of the documents referred to in (ii)) has waived such production.

For the purposes of the Programme Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile and attention].

In consideration of the Issuer appointing each New Dealer as a Dealer in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer, PT, PTC, the Lead Manager (for itself and each of the other Dealers) and the Managers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received from the Lead Manager. The Issuer and PT each hereby confirms that each New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date of the Notes each New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes.

2.                                       Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer hereby agrees to issue the Notes and each of the Managers severally agrees to purchase or procure purchasers for the aggregate nominal amount of Notes shown against its name in the Schedule hereto at a purchase price of [specify] per cent. of the principal amount of the Notes (the “Purchase Price”), being the issue price of [specify] per cent. less a selling [commission/concession] of [specify] per cent. of such principal amount and a combined management and underwriting commission of [specify] per cent. of such principal amount.

3.                                       The obligation of each Manager to purchase or procure purchasers for Notes as described in clause 2 is subject to the following provisions:

(i)                                     If any Manager shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, the Lead Manager may in its discretion arrange for the Lead Manager or another party or other parties to purchase such Notes on the terms contained herein. If within 36 hours after such default by any Manager the Lead Manager does not arrange for such purchase of such Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Lead Manager to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Lead Manager notifies the Issuer that the Lead Manager has so arranged for the purchase of such Notes, or the Issuer notifies the Lead Manager that it has so arranged for the purchase of such Notes, the Lead Manager or the Issuer shall have the right to postpone the Issue Date (as defined below) for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Offering Circular, the applicable Final Terms or in any other document, and the Issuer agrees to prepare promptly any amendments to the Offering Circular and/or the applicable Final Terms which in the opinion of the Lead Manager may thereby be made necessary. The term “Manager” as used in this Agreement shall include any person substituted under this clause with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(ii)                                  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Manager or Managers by the Lead Manager and the Issuer as provided in paragraph (i) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Notes, then the Issuer shall have the right to require each non-defaulting Manager to purchase the principal amount of Notes which such Manager agreed to purchase hereunder and, in addition, a pro rata share (based on the principal amount of the Notes which such non-defaulting Manager agreed to purchase hereunder) of the Notes of such defaulting Manager or Managers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Manager from liability for its default.

(iii)                               If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Manager or Managers by the Lead Manager and the Issuer as provided in paragraph (i) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Notes, or if the Issuer shall not exercise the right described in paragraph (ii) above to require non-defaulting Managers to purchase Notes of a defaulting Manager or Managers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Manager or the Issuer, PT or PTC, except for any expenses to be borne by the Issuer, PT or PTC, under clause 5 of this Agreement and the undertakings of the Issuer, PT and PTC pursuant to clause 6 of the Programme Agreement and the Managers pursuant to clause 8(2) of the Programme Agreement; but nothing herein shall relieve a defaulting Manager from liability for its default.

4.                                       The settlement procedures set out in Part [1B/2B] of Annexe A to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i)                                     the sum payable on the Issue Date shall represent the Purchase Price less any amount payable in respect of Managers' expenses as provided in the agreement referred to in clause 5 of this Agreement);

(ii)                                  “Issue Date” means [specify] a.m. ([specify] time) on [specify] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(iii)                               “Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

5.                                       The arrangements in relation to expenses have been separately agreed between the Issuer, PT, PTC and the Lead Manager.

6.             The obligation of the Managers to purchase the Notes is conditional upon:

(i)                                     the conditions set out in clause 3(2) [and 3(3)] (other than that set out in clause 3(2)(e)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to “relevant Dealer” shall be construed as references to the Lead Manager) and without prejudice to the aforesaid,

the Offering Circular dated [specify] [, as supplemented by [         ],] containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer, PT and PTC and nothing having happened or being expected to happen which would require the Offering Circular [, as so supplemented,] to be [further] supplemented or updated;  and

(ii)           the delivery to the Lead Manager on the Payment Instruction Date of:

(A)                              legal opinions addressed to the Managers and the Trustee dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from Clifford Chance Limited Liability Partnership, the legal advisers to the Issuer as to Dutch law, from Serra Lopes, Cortes Martins & Associados, Sociedade de Advogados, R.L., the legal advisers to PT and PTC as to Portuguese law, from Allen & Overy LLP, the legal advisers to the Managers, as to English law and United States law (such opinion to include a “10b-5” disclosure opinion if specifically required by the Lead Manager, on behalf of the Managers) and from Simpson Thacher & Bartlett LLP the legal advisers to PT as to United States law (such opinion to include a “10b-5” disclosure opinion if specifically required by the Lead Manager, on behalf of the Managers);

(B)                                a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of the Issuer, a certificate dated as at the Payment Instruction Date signed by a duly authorised officer of PT and a certificate dated as of Payment Instruction Date signed by a duly authorised office of PTC giving confirmation to the effect stated in paragraph (i) of this clause;

(C)                                comfort letters dated the [date hereof and the] Payment Instruction Date from the independent auditors of the each of the Issuer, PT and PTC, in such form and with such content as the Managers may reasonably request; and

(D)          such other conditions precedent as the Lead Manager may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for any liability of the Issuer or failing the Issuer, PT and/or PTC in relation to expenses agreed pursuant to clause 5 and except for any liability arising before or in relation to such termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the condition precedent contained in clause 3(2)(c) of the Programme Agreement) or any part of them.

7.                                       If any action, claim or demand shall be brought or alleged against a Relevant Party in respect of which indemnity is to be sought against the Issuer, PT or PTC under clause 6(1) of the Programme Agreement, clause 6(2) of the Programme Agreement shall not apply and instead the Manager shall promptly notify the Issuer and/or PT and/or PTC, as the case may be, in writing of such action, claim or demand (although the omission so to notify the indemnifying party shall not in any way limit its liability hereunder) and the Issuer and/or PT and/or PTC, as the case may be, may assume the defence thereof and shall retain counsel reasonably satisfactory to such Manager and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Manager shall have the right to retain its own counsel but the fees and expenses of such counsel shall be at the expense of the Manager unless (i) both the Manager and the Issuer and/or PT and/or PTC, as the case may be, shall have mutually agreed to the contrary, (ii) the Issuer and/or PT and/or PTC, as the case may be, has failed within a reasonable time to retain counsel reasonably satisfactory to the Manager or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Issuer and/or PT and/or PTC, as the case may be, and the Manager and/or other Relevant Parties and representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests among them. It is understood that the Issuer and/or PT and/or PTC, as the case may be, shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Relevant Parties (unless such Relevant Parties have actual or potential differing interests among them, in which case each such Relevant Party shall be entitled to reimbursement of the fees and expenses of its own separate counsel, in addition to local counsel) and that all such fees and expenses shall be reimbursed as they are incurred. The Issuer and/or PT and/or PTC, as the case may be, shall not, without the written consent of the Relevant Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Relevant Party is an actual or potential party to such action or claim).

8.                                       If the indemnification provided for in clause 6(1) of the Programme Agreement is unavailable to or insufficient to hold harmless a Relevant Party in respect of any losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof) referred to therein, then the Issuer and/or PT and/or PTC, as the case may be, shall contribute to the amount paid or payable by such Relevant Party as a result of such losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and/or PT and/or PTC, as the case may be, on the one hand and the Managers and their affiliates on the other from the issue of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Issuer and/or PT and/or PTC, as the case may be, shall contribute to such amount paid or payable by such Relevant Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and/or PT and/or PTC, as the case may be, on the one hand and the Managers and their affiliates on the other in connection with the statements or omissions or other matters which resulted in such losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof), together with consideration of any breach or failure by the Issuer and/or PT and/or PTC, as the case may be, to perform any of the representations, warranties, agreements, covenants or undertakings given or made by it in this Agreement, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and/or PT and/or PTC, as the case may be, on the one hand and the Managers and their affiliates on the other shall be deemed to be in the same proportion as the total net proceeds from the issue of the Notes (before deducting expenses) received by the Issuer bear to the total management and underwriting commission and the selling concession received by the Managers and their affiliates, in each case as set forth in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and/or PT and/or PTC, as the case may be, their intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and the existence of any breach or failure by the Issuer and/or PT and/or PTC, as the case may be, to perform any of the representations, warranties, agreements, covenants or undertakings given or made by it in this Agreement. The Issuer and/or PT and/or PTC, as the case may be, and the Managers agree that it would not be just and equitable if contribution pursuant to this clause 8 were determined by pro rata allocation (even if the Managers and their affiliates were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this clause 8. The amount paid or payable by a Relevant Party as a result of the losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof) referred to above in this clause 8 shall be deemed to include any legal or other expenses incurred by such Relevant Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause 8, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to purchasers exceeds the amount of any damages which such Manager or any of its affiliates has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this clause 8 to contribute are several in proportion to their respective underwriting obligations and not joint. The obligations of the indemnifying party under clause 6 of the Programme Agreement and clauses 7 and 8 of this Agreement shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager.

[9.                                   During the period of [  ] days from the date of this Agreement, neither the Issuer, PT nor PTC will, without the prior written consent of the Lead Manager, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Issuer, PT or PTC or securities of the Issuer, PT or PTC that are convertible into, or exchangeable for, the Notes or such other debt securities.]*

[10.]                         The Lead Manager, on behalf of the Managers, may, by notice to the Issuer, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if, in the opinion of the Lead Manager, there shall have occurred any of the following:

(a)                                  a suspension or material limitation in trading in securities generally on the New York Stock Exchange and [specify relevant stock exchanges] or any suspension of, or limitation of trading of the Issuer's, PT's or PTC's securities, on any exchange such as would, in the opinion of the Lead Manager, be likely to reduce the success of the offering and distribution of the Notes (whether in the primary market or in respect of dealings in the secondary market);

(b)                                 a general moratorium on commercial banking activities in New York is declared by either Federal or New York State authorities or in London is declared by applicable British government or regulatory authorities or in The Netherlands and/or Portugal is not declared by applicable Netherlands and/or Portuguese authorities;

(c)                                  the outbreak or material escalation of hostilities involving the United States, the United Kingdom, The Netherlands and/or Portugal or the declaration by the United States, the United Kingdom, The Netherlands and/or Portugal of a national emergency or war; or

*              To be included if agreed between the Issuer and the Lead Manager.

(d)                                 any change, whether or not foreseeable at the date of this Agreement, in national or international financial, political, economic or market conditions or currency exchange rates or exchange controls or any material adverse change in the financial markets as would in the Lead Manager's view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market, and, upon such notice being given, the parties to this Agreement shall (except for any liability of the Issuer, PT and PTC in relation to expenses agreed pursuant to clause 5 of this Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

[11.]                         This Agreement shall be governed by, and construed in accordance with, [New York] law. The Issuer, PT and PTC each hereby irrevocably agrees for the benefit of the Dealers that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such courts. Each of the Issuer, PT, PTC and the Dealers hereto submits to the jurisdiction of the courts of the State of New York and to the courts of the United States of America located in the State of New York over any disputes which may arise out of or in connection with this Agreement. Without prejudice to the foregoing, each of the Issuer, PT, PTC and the Dealers further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal Court sitting in New York.

The Issuer, PT and PTC hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in such courts shall be conclusive and binding upon the Issuer, PT and PTC and may be enforced in the courts of any other jurisdiction. Nothing contained herein shall limit any right to take Proceedings against the Issuer, PT or PTC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

To the extent that each of the Issuer, PT or PTC or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Issuer, PT and PTC each hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

The Issuer, PT and PTC each hereby appoints Clifford Chance Secretaries Limited at its registered office at 10 Upper Bank Street, London E14 5JJ as its agent for service of process in England and CT Corporation System at its registered office at 111 Eighth Avenue, New York, New York 10011, USA as its agent to receive service of process in New York and agrees that, in the event of either such agent ceasing so to act or ceasing to be registered in England or New York, as the case may be, it will appoint another person as its agent for service of process in England or New York, as the case may be, in respect of any Proceedings. Nothing herein shall affect the right to serve process in any other manner permitted by law.

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

This Clause shall also apply, in respect of the issue of the Notes only, to the Programme Agreement as if expressly incorporated therein in replacement of clause 20 of the Programme Agreement.

[12.]                         This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For:	PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

For:	PORTUGAL TELECOM, SGPS, S.A.

By:

For:	PT COMUNICAÇÕES, S.A.

By:

We agree to the foregoing.

For:	[NAMES OF MANAGERS]

By:

THE SCHEDULE

Manager	Principal amount of Notes
[Name of Manager]	[ ]
[Name of Manager]	[ ]

ANNEXE A TO THE PURCHASE AGREEMENT

[Form of Final Terms]

APPENDIX  F

form of effectuation authorisation

Portugal Telecom International Finance B.V.

Locatellikade 1

1076 AZ Amsterdam

The Netherlands

[Place of Execution], [Date]

To:	[Name of Common Safekeeper]
[Address of Common Safekeeper]

Dear Sirs,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€7,500,000,000 Global Medium Term Note Programme

With respect to each global note representing securities issued under the above-captioned programme received from time to time by [Name of Common Safekeeper] (the CSK) from ourselves or any agent acting on our behalf (each a Global Note), we hereby authorise and instruct the CSK to:

(i)                                     act as our agent with respect to the effectuation of each Global Note and, as such, sign each Global Note as the final act making such note a valid security in accordance with the terms of such Global Note; and

(ii)                                  destroy each Global Note in accordance with the normal procedure of the CSK upon maturity and final redemption (or, in the case of each temporary global note, full exchange for the relative permanent global note) of such Global Note.

We expressly authorise the CSK to sub-delegate the effectuation authorisation set out in paragraph 1 above to any other party acting for such CSK.

Very truly yours,

On behalf of Portugal Telecom International Finance B.V.

By:          [Signature of Authorised Officer or Agent with Authorisation of Issuer]

[Print Name]

[Street Address]

[City]

[Country]

[Postal Code]

[Phone Number]

[E-mail Address]

APPENDIX G

ISSUER-ICSD AGREEMENT

Euroclear Bank SA/NV

New Issues Department

1 Boulevard du Roi Albert II

B-1210 Brussels, Belgium

Clearstream Banking SA

New Issues Department

42 Avenue J.F. Kennedy

L-1855 Luxembourg

PROGRAMME FORM

AGREEMENT entered INTO THIS                                    2006, among:

Portugal Telecom International Finance B.V. of Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (the Issuer); and Euroclear Bank SA/NV of 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium and Clearstream Banking SA of 42 Avenue J.F. Kennedy, L-1855 Luxembourg (each a Relevant Clearing System).

Subject:                  Acceptance of: PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. €7,500,000,000 Global Medium Term Note Programme

This agreement sets forth the understanding of the parties with respect to securities to be issued in New Global Note form under the above-captioned programme (the Securities) that the Issuer may request be made eligible for settlement with Euroclear Bank SA/NV and Clearstream Banking SA (the ICSDs).

In order to allow the ICSDs to accept the Securities as eligible for settlement with the ICSDs and to properly service the Securities, the Issuer hereby represents and warrants to the ICSDs that in all matters relating to the Securities it will, and it will require any agent appointed by it to, comply with the requirements for the Securities set out herein. For the purposes of this agreement, New Global Note means a global note which refers to the books and records of the ICSDs to determine the total remaining indebtedness of the issuer as determined from time to time.

1.             The ICSDs hereby agree that:

(a)                                  each of them will maintain their respective portion of the issue outstanding amount (the IOA) through their records and will undertake daily reconciliations of such amounts with each other, and shall ensure on a daily basis that the aggregate total of their respective records match the IOA;

(b)                                 each of them will promptly update their records to reflect the discharge of the Issuer’s obligations with respect to the Securities upon the receipt of (i) a redemption payment as required pursuant to the terms of the Securities; and (ii) an instruction from the Issuer or its agent for a mark-up (i.e. increase) or mark-down (i.e. decrease) of the IOA of the Securities; in doing so, each ICSD will consult with the other to ensure that the aggregate of the amounts so updated by them is equal to the total mark-up or mark-down notified to them;

(c)                                  each of them will, or will require any agent appointed by it to, provide the necessary information to the Issuer’s agents to enable the Issuer’s agents to comply with 2(c) below; and

(d)                                 each of them confirms that upon the Issuer’s request, it will produce for the Issuer’s use a statement showing the sum of the total nominal amount of its customer holdings for the Securities as of a specified date.

For the purposes of clarification, the ICSDs confirm that the records of the Relevant Clearing System referred to in the New Global Note representing the Securities are the records that each ICSD holds for its customers which reflect the amount of each such customer's interest in the Securities.

2.             The Issuer must procure that, in relation to any Securities represented by a New Global Note:

(a)                                  its agents will inform the ICSDs (through the common service provider appointed by the ICSDs to service the Securities (the CSP)) of the initial IOA for such Securities on or prior to the applicable closing date;

(b)                                 if any event occurs that requires a mark-up or mark-down of the records which an ICSD holds for its customers to reflect such customers’ interest in such Securities, one of its agents will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of such Securities remains at all times accurate;

(c)                                  its agents will at least monthly reconcile their records of the IOA of such Securities with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for such Securities and will promptly inform the ICSDs (through the CSP) of any discrepancies;

(d)                                 its agents will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of such Securities;

(e)                                  its agents will promptly provide to the ICSDs (through the CSP) details of all amounts paid under the Securities (or, where the Securities provide for delivery of assets other than cash, of the assets so delivered);

(f)                                    its agents will promptly provide to the ICSDs (through the CSP) any changes to the Securities that will affect the amount of, or date for, any payment due under such Securities;

(g)                                 its agents will promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Securities;

(h)                                 its agents will promptly pass on to it all communications they receive from the ICSDs directly or through the CSP relating to the Securities; and

(i)                                     its agents will promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Securities when due.

The Issuer’s obligations under this Agreement will be discharged if it includes provisions substantially to the effect set out in the paragraph above in any agreement it has with its agents. The Issuer agrees that the ICSDs may rely on communication from its agents as if such communication was received directly from the Issuer.

3.                                       This Agreement is not intended to create and does not create any relationship of agency between the parties to it.

4.             This Agreement is governed by the law of the jurisdiction marked on Schedule 1.

On behalf of Portugal Telecom International Finance B.V.:

By:	[Signature of Authorised Officer of Issuer or agent with Authorisation of Issuer]

[Name of Authorised Signatory]

On behalf of Euroclear Bank SA/NV	On behalf of Clearstream Banking, société anonyme
By:	By:
Yves Poullet Executive Director Head of Operations and Network Management Division	Matthias Ganz Managing Director Operations
Erik Masschelein Head of Department Income and New Issues	Mark Gem Head of Department Network Management and New Issues

Schedule 1

Please tick one jurisdiction or delete the inapplicable jurisdictions

Austria

Belgium

Canada

Cyprus

Czech Republic

Denmark

England & Wales

Estonia

Finland

France

Germany

Greece

Hungary

Iceland

Ireland

Italy

Japan

Latvia

Liechtenstein

Lithuania

Luxembourg

Malta

Netherlands

New York or                                          [Other State of the United States]

Norway

Poland

Portugal

Scotland

Slovakia

Slovenia

Spain

Switzerland

Sweden

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNATORIES

PORTUGAL TELECOM, SGPS, S.A.

By:          LUIS MIGUEL DA FONSECA PACHECO DE MELO

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:          CARLOS MANUEL MENDES FIDALGO MOREIRA DE CRUZ

By:          PETRUS JOSEPH GERARDUS DE REUS         By:         DANNY TIMMERS

PT COMUNICAÇÕES, S.A.

By:          LUIS MIGUEL GONÇALVES LOPES

The Dealers

MERRILL LYNCH INTERNATIONAL

By:          JENNIFER FLEMING

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BANCO BPI, S.A.;

BANCO ESPÍRITO SANTO DE INVESTIMENTO, S.A.

BARCLAYS BANK PLC

BANCO MILLENNIUM BCP INVESTIMENTO, S.A.

BNP PARIBAS

CAIXA GERAL DE DEPÓSITOS, S.A.

CALYON

CITIGROUP GLOBAL MARKETS LIMITED

DEUTSCHE BANK AG, LONDON BRANCH

GOLDMAN SACHS INTERNATIONAL

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

UBS LIMITED

Each by its duly authorised signatory:

By:          JENNIFER FLEMING